                                  EXHIBIT 2.1

                                 AGREEMENT AND
                                PLAN OF MERGER

                                                                  EXECUTION COPY


                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                                MOTOROLA, INC.


                         EARTH ACQUISITION CORPORATION

                                      AND


                            BLUE WAVE SYSTEMS INC.


                         DATED AS OF FEBRUARY 20, 2001

ARTICLE I
THE MERGER; EFFECTIVE TIME; CLOSING.............................................................   2
   1.1  The Merger..............................................................................   2
   1.2  Closing.................................................................................   2
   1.3  Effective Time..........................................................................   2
   1.4  Effect of the Merger....................................................................   2
ARTICLE II
CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION...........................   2
   2.1  Certificate of Incorporation............................................................   2
   2.2  Bylaws..................................................................................   3
ARTICLE III
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION AND PARENT..................................   3
   3.1  Directors of the Surviving Corporation..................................................   3
   3.2  Officers of the Surviving Corporation...................................................   3
ARTICLE IV
MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER........................   3
   4.1  Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger..   3
   4.2  Payment for Shares in the Merger........................................................   6
   4.3  Cash For Fractional Parent Shares.......................................................   9
   4.4  Transfer of Shares after the Effective Time.............................................   9
   4.5  Investment of the Stock Merger Exchange Fund and Fractional Securities Fund.............   9
   4.6  Lost Certificates.......................................................................   9
   4.7  Further Assurances......................................................................   9
   4.8  Affiliates..............................................................................  10
ARTICLE V
REPRESENTATIONS AND WARRANTIES..................................................................  10
   5.1  Representations and Warranties of the Company...........................................  10
   5.2  Representations and Warranties of Parent and Merger Sub.................................  42
ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS.............................................................  47
   6.1  Conduct of Business of the Company......................................................  47
   6.2  No Solicitation.........................................................................  50
   6.3  Company Stockholders Meeting............................................................  52
   6.4  Registration Statement; Proxy Statment..................................................  53
   6.5  Listing Application.....................................................................  53
   6.6  Access to Information...................................................................  53
   6.7  Publicity...............................................................................  54
   6.8  Indemnification of Directors and Officers...............................................  54
   6.9  Affiliates..............................................................................  55
   6.10  Representations and Warranties.........................................................  55
   6.11  Filings; Reasonable Best Efforts to Consummate Transactions............................  55
   6.12  Tax-Free Reorganization Treatment......................................................  55

   6.13  Termination of 401(k) Plan.............................................................  55
   6.14  Employee Benefits......................................................................  55
   6.15  Accountant's Comfort Letters...........................................................  56
   6.16  U.K. Matters...........................................................................  56
   6.17  Bonuses................................................................................  57
ARTICLE VII
CONDITIONS......................................................................................  57
   7.1  Conditions to Each Party's Obligations..................................................  57
   7.2  Additional Conditions to the Obligations of the Company.................................  58
   7.3  Additional Conditions to the Obligations of Parent......................................  59
ARTICLE VIII
TERMINATION.....................................................................................  61
   8.1  Termination by Mutual Consent...........................................................  61
   8.2  Termination by either the Company or Parent.............................................  61
   8.3  Termination by the Company..............................................................  61
   8.4  Termination by Parent...................................................................  62
   8.5  Effect of Termination; Termination Fee..................................................  63
ARTICLE IX
MISCELLANEOUS AND GENERAL.......................................................................  64
   9.1  Payment of Expenses.....................................................................  64
   9.2  Non-Survival of Representations and Warranties..........................................  64
   9.3  Modification or Amendment...............................................................  64
   9.4  Waiver of Conditions....................................................................  65
   9.5  Counterparts............................................................................  65
   9.6  Governing Law...........................................................................  65
   9.7  Notices.................................................................................  65
   9.8  Entire Agreement; Assignment............................................................  66
   9.9  Parties in Interest.....................................................................  66
   9.10  Certain Definitions....................................................................  66
   9.11  Obligations of Subsidiary..............................................................  71
   9.12  Severability...........................................................................  71
   9.13  Specific Performance...................................................................  71
   9.14  Trial by Jury..........................................................................  71
   9.15  Captions...............................................................................  72

                           GLOSSARY OF DEFINED TERMS


Acquisition Proposal........................................   Section 6.2(f)(i)
Affiliate...................................................     Section 9.10(a)
Agreement...................................................        Introduction
Applicable Trading Days.....................................      Section 4.1(a)
Authorized Representatives..................................         Section 6.6
Basis.......................................................     Section 9.10(b)
Business Day................................................     Section 9.10(c)
Cancelled Shares............................................      Section 4.1(b)
CERCLA......................................................   Section 5.1(u)(v)
Certificate.................................................  Section 4.1(a)(ii)
Certificate of Merger.......................................         Section 1.3
Closing.....................................................         Section 1.2
Closing Date................................................         Section 1.2
Code........................................................            Recitals
Company.....................................................        Introduction
Company Acquisition Transaction.............................  Section 6.2(f)(ii)
Company Affiliates..........................................         Section 6.9
Company Affiliate Agreement.................................         Section 6.9
Company Assets..............................................   Section 5.1(d)(i)
Company Disclosure Schedule.................................         Section 5.1
Company Financial Advisor...................................     Section 9.10(d)
Company Financial Advisor Opinion...........................      Section 5.1(x)
Company Intellectual Property...............................     Section 9.10(e)
Company Licenses............................................  Section 5.1(m)(xi)
Company Records.............................................     Section 6.16(a)
Company SEC Reports.........................................   Section 5.1(f)(i)
Company Shares..............................................      Section 4.1(a)
Company Software............................................     Section 9.10(f)
Company Stockholder Approval................................         Section 6.3
Company Stockholder Meeting.................................         Section 6.3
Company Voting Debt.........................................  Section 5.1(b)(ii)
Consents....................................................      Section 7.2(e)
Control.....................................................     Section 9.10(g)
Controlled Group............................................     Section 9.10(h)
Converted Blue Wave Option..................................   Section 4.1(e)(i)
Determination Date..........................................      Section 4.1(a)
DGCL........................................................         Section 1.1
Direct Contracts............................................  Section 5.1(bb)(i)
Dormant Subsidiaries........................................     Section 6.16(b)
Eagle Trust Options......................................... Section 4.1(e)(iii)
Blue Wave Employee Option...................................   Section 4.1(e)(i)
Effective Time..............................................         Section 1.3

Employee Benefit Plan.......................................     Section 9.10(i)
Employee Pension Benefit Plan...............................     Section 9.10(j)
Employee Welfare Benefit Plan...............................     Section 9.10(k)
Environmental Costs and Liabilities.........................      Section 5.1(u)
Environmental Health and Safety Requirements................     Section 9.10(l)
ERISA.......................................................     Section 9.10(m)
Exchange Act................................................     Section 9.10(n)
Exchange Agent..............................................      Section 4.2(a)
Exchange Ratio..............................................      Section 4.1(a)
Excluded Licenses...........................................     Section 9.10(o)
Filings.....................................................      Section 7.2(e)
Fractional Securities Fund..................................         Section 4.3
GAAP........................................................     Section 9.10(p)
Governmental Entity.........................................  Section 5.1(c)(iv)
Hazardous Material..........................................      Section 5.1(u)
HSR Act.....................................................     Section 9.10(q)
Indemnified Party...........................................         Section 6.8
Intellectual Property.......................................     Section 9.10(r)
IRS.........................................................     Section 9.10(s)
Knowledge...................................................     Section 9.10(t)
KPMG........................................................     Section 6.15(b)
Law.........................................................     Section 9.10(u)
Liability...................................................     Section 9.10(v)
Lien........................................................     Section 9.10(w)
LSI Options................................................. Section 4.1(e)(iii)
Material Adverse Effect.....................................     Section 9.10(x)
Material Contracts..........................................      Section 5.1(n)
Material Subsidiaries....................................... Section 5.1(e)(iii)
Maximum Premium.............................................         Section 6.8
Merger......................................................            Recitals
Merger Consideration........................................      Section 4.1(a)
Merger Sub..................................................        Introduction
Most Recent Fiscal Period End...............................      Section 5.1(h)
Nasdaq......................................................  Section 5.1(c)(iv)
Non-Disclosure Agreement....................................         Section 6.6
NYSE........................................................      Section 4.1(a)
Ordinary Course of Business.................................     Section 9.10(y)
Outside Date................................................      Section 8.2(a)
Parent......................................................        Introduction
Parent Common Stock.........................................      Section 5.2(b)
Parent Disclosure Schedule..................................         Section 5.2
Parent Expenses.............................................      Section 8.5(b)
Parent Market Price.........................................      Section 4.1(a)
Parent Rights...............................................      Section 5.2(b)
Parent Rights Agreement.....................................      Section 5.2(b)
Parent SEC Reports..........................................   Section 5.2(d)(i)

Parent Shares............................................         Section 4.1(a)
Parties..................................................           Introduction
Person...................................................        Section 9.10(z)
Prohibited Transaction...................................       Section 9.10(aa)
Proprietary Rights Agreement.............................     Section 5.1(s)(ii)
Prospects................................................       Section 9.10(bb)
Proxy Statement..........................................            Section 6.4
RCRA.....................................................      Section 5.1(u)(v)
Registered Intellectual Property.........................       Section 9.10(cc)
Representative...........................................         Section 6.2(b)
Required Company Votes...................................         Section 5.1(i)
Restraints...............................................         Section 7.1(c)
S-4 Registration Statement...............................            Section 6.4
SEC......................................................       Section 9.10(dd)
Securities Act...........................................       Section 9.10(ee)
Security Interest........................................       Section 9.10(ff)
Software.................................................       Section 9.10(gg)
Stock Merger Exchange Fund...............................         Section 4.2(a)
Stock Option Agreement...................................               Recitals
Subcontracts.............................................     Section 5.1(bb)(i)
Subsidiary...............................................       Section 9.10(hh)
Superior Proposal........................................    Section 6.2(f)(iii)
Surviving Corporation....................................            Section 1.1
SWDA.....................................................      Section 5.1(u)(v)
Takeover Statute.........................................    Section 5.1(c)(iii)
Tax......................................................         Section 5.1(k)
Tax Return...............................................       Section 9.10(ii)
Termination Fee..........................................         Section 8.5(b)
Termination Notice.......................................         Section 8.3(b)
Third Party..............................................         Section 6.2(b)
U.K. Pension Scheme......................................       Section 9.10(jj)
U.K. Subsidiary..........................................  Section 5.1(t)(ii)(6)
Unregistered Intellectual Property.......................       Section 9.10(kk)
Voting Agreement.........................................               Recitals
Voting Stockholder.......................................               Recitals

                                   EXHIBITS

Stock Option Agreement.....................................................  Exhibit A
Voting Agreement...........................................................  Exhibit B
Company Affiliate Letter...................................................  Exhibit C
Blue Wave Systems Inc. Standard Form Contract of Employment................  Exhibit D-1
Blue Wave Systems Limited Standard Form Contract of Employment.............  Exhibit D-2
Loughborough Sound Images Limited Form Contract of Employment..............  Exhibit D-3
Loughborough Sound Images Ltd. Form Statement of Employment................  Exhibit D-4

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February
                                              ---------
20, 2001, by and among MOTOROLA, INC., a Delaware corporation ("Parent"), EARTH
                                                                ------
ACQUISITION CORPORATION, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and BLUE WAVE SYSTEMS INC., a Delaware
                       ----------
corporation (the "Company").  Parent, Merger Sub and the Company are referred to
                  -------
collectively herein as the "Parties".
                            -------

                                   RECITALS

          WHEREAS, the Board of Directors of each of Parent and the Company have determined that it is in the best interests of each corporation and their respective stockholders that the Parties consummate the business combination transaction provided for herein in which Merger Sub will merge with and into the Company (the "Merger") and, in furtherance thereof, have approved this
              ------
Agreement, the Merger and the transactions contemplated by this Agreement and declared the Merger advisable;

          WHEREAS, Parent, as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken in accordance with the requirements of the Delaware General Corporation Law and the bylaws of Merger Sub;

          WHEREAS, pursuant to the Merger, the outstanding shares of common stock of the Company shall be converted into shares of common stock of Parent at the rate determined herein;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations
                                                    ----
promulgated thereunder;

          WHEREAS, in connection with and immediately prior to the execution and delivery of this Agreement, and as a condition to Parent's willingness to enter into this Agreement, (i) the Company and Parent are entering into a Stock Option Agreement, attached as Exhibit A hereto (the "Stock Option Agreement"); and (ii)
                                              ----------------------
certain holders (each a "Voting Stockholder") of Company Shares are entering
                         ------------------
into a stockholder voting agreement, attached as Exhibit B hereto (the "Voting
                                                                        ------
Agreement").
---------

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

                                   ARTICLE I
                      THE MERGER; EFFECTIVE TIME; CLOSING
                      -----------------------------------

     1.1  The Merger. Upon the terms and subject to the conditions set forth in
          ----------
this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and
              ----
into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL. The Company, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the "Surviving
                                                            ---------
Corporation."
-----------

     1.2  Closing. Unless this Agreement shall have been terminated and the
          -------
transactions contemplated herein shall have been abandoned pursuant to Article
                                                                       -------
VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m.,
----                                  -------
local time, at the offices of counsel for Parent, on the first business day after all of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) to the obligations of the Parties to consummate the Merger as set forth in Article VII have been satisfied or waived
                                      -----------
(subject to applicable law), or such other date, time or place as is agreed to in writing by the Parties (the actual time and date of the Closing being referred to herein as the "Closing Date").
                           ------------

     1.3  Effective Time. Subject to the provisions of this Agreement, the
          --------------
Parties shall cause the Merger to be consummated by filing the certificate of merger of Merger Sub and the Company (the "Certificate of Merger") with the
                                           ---------------------
Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL as soon as practicable on or before the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such subsequent date or time as the Parties shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                                --------------

     1.4  Effect of the Merger. At and after the Effective Time, the effect of
          --------------------
the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II
                       CERTIFICATE OF INCORPORATION AND
                       --------------------------------
                     BY-LAWS OF THE SURVIVING CORPORATION
                     ------------------------------------

     2.1  Certificate of Incorporation. At and after the Effective Time, and
          ----------------------------
without any further action on the part of the Company and Merger Sub, the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub reads as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law, provided that such certificate of incorporation shall be amended to reflect Blue Wave Systems Inc. as the name of the Surviving Corporation.

     2.2  Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect
          ------
immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                                  ARTICLE III
                           DIRECTORS AND OFFICERS OF
                           -------------------------
                     THE SURVIVING CORPORATION AND PARENT
                     ------------------------------------

     3.1  Directors of the Surviving Corporation. The directors of the
          --------------------------------------
Surviving Corporation, as of the Effective Time, will be the directors of Merger Sub immediately prior to the Effective Time.

     3.2  Officers of the Surviving Corporation. The officers of the Surviving
          -------------------------------------
Corporation, as of the Effective Time, will be the officers of Merger Sub immediately prior to the Effective Time.

                                  ARTICLE IV
                      MERGER CONSIDERATION; CONVERSION OR
                      -----------------------------------
                     CANCELLATION OF SHARES IN THE MERGER
                     ------------------------------------

     4.1  Share Consideration for the Merger; Conversion or Cancellation of
          -----------------------------------------------------------------
Shares in the Merger. At the Effective Time, the manner of converting or
--------------------
canceling shares of the Company and Parent shall be as follows:

          (a) Effect on Capital Stock. (i) At the Effective Time, each share
              -----------------------
     of common stock, $0.01 par value ("Company Shares"), of the Company issued
                                        --------------
     and outstanding immediately prior to the Effective Time (other than the Cancelled Shares, as defined in Section 4.1(b), shall be converted into the
                                     --------------
     right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $3.00 par value, of Parent (collectively, "Parent Shares") (together with the associated Parent Rights
                     -------------
     and with any cash in lieu of fractional shares to be paid pursuant to
     Section 4.3, the "Merger Consideration") equal to the Exchange Ratio. The
     -----------       --------------------
     "Exchange Ratio" shall be determined as follows and shall be subject to
      --------------
     adjustment pursuant to Section 8.3:
                            -----------

                     (1) If the Parent Market Price is less than or equal to
              $25.38 the Exchange Ratio shall equal .3947; and

                     (2) If the Parent Market Price is greater than $25.38, the
              Exchange Ratio shall equal a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is $10.02, and the denominator of which is the Parent Market Price.

          For purposes of this Agreement, "Parent Market Price" shall mean the
                                           -------------------
     average daily closing price per share of Parent Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Tape for the
                                             ----
     Applicable Trading Days, "Applicable Trading Days" shall mean the twenty
                               -----------------------
     (20) trading days ending on and including the Determination Date, and "Determination Date" shall mean the third NYSE trading day preceding the
      ------------------
     Closing Date.

               (ii) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all Company Shares shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any Company Shares (a "Certificate") shall thereafter cease to have any rights
                     -----------
          with respect to such shares of Company Common Stock, except as provided herein or by law.

          (b) Cancellation of Parent Owned and Treasury Stock. All of the
              -----------------------------------------------
     Company Shares that are owned by Parent, any direct or indirect wholly-owned subsidiary of Parent or by the Company as treasury stock (collectively, the "Cancelled Shares") shall, by virtue of the Merger,
                         ----------------
     cease to be outstanding and shall be canceled and retired and no Parent Shares, Parent Rights or other consideration shall be delivered in exchange therefor.

          (c) Stock of Merger Sub. Each share of common stock, $0.01 par value,
              -------------------
     of Merger Sub issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into and exchanged for one
     (1) validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Each stock certificate representing any shares of Merger Sub shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

          (d) Associated Rights. References in Article IV of this Agreement to
              -----------------                ----------
     Parent Shares shall include, unless the context requires otherwise, the associated Parent Rights.

          (e)  Options; Stock Plans.
               --------------------

               (i) Prior to the Effective Time, the Company Board of Directors will adopt appropriate resolutions and take all other actions necessary to amend the Blue Wave Systems Inc. Stock Option Plan to provide that, as of the Effective Time, each option that is outstanding under the Blue Wave Systems Inc. Stock Option Plan (each, a "Blue Wave Employee Option") will be converted into an option to
             -------------------------
          purchase Parent Shares (a "Converted Blue Wave Option"), if with
                                     --------------------------
          respect to each outstanding option the holder of the option has, by the Effective Time, signed an agreement consenting to the terms of the conversion described in the following three sentences, and if Parent has received that signed agreement by the Effective Time. The number of Parent Shares subject to each Converted Blue Wave Option will be the number of Company Shares that were subject to the option before conversion, multiplied by the Exchange Ratio, and rounded down to the next whole number. The per-share exercise price of each Converted Blue Wave Option will be the exercise price of the option before conversion, divided by the Exchange Ratio, and the expiration date of each Converted Blue Wave Option will be identical to the expiration date contained in the Blue Wave Employee Option prior to conversion. Each Converted Blue Wave Option will be fully vested from and after the Effective Time, and will be exercisable approximately ten (10) business days after the Effective Time, but will be subject to the terms regarding ability, time and conditions of exercise after termination due to death, disability, retirement, cause or other reasons; manner of exercise; the effect of a change in control; transferability; and other terms and conditions of the option as are generally applicable to options granted under the Motorola Omnibus Incentive Plan of 2000. The Company affirms that, because the plan amendment will not apply to an option that is not subject to an agreement consenting to the terms of conversion described above, any Blue Wave Employee Option regarding which the holder does not sign such an agreement will, in accordance with the terms of the Blue Wave Systems Inc. Stock Option Plan, terminate at the Effective Time and be of no further force and effect. The Company will prepare the necessary agreements consenting to the terms of the conversion described in this Section 4.1(e)(i); provided,
                                                    ----------------   --------
          however, such agreements shall be subject to Parent's approval. The
          -------
          Company will be responsible for seeing that the agreements consenting to the terms of the conversion are distributed and signed by Blue Wave Employee Option holders, and that copies of the signed agreements are received by Parent prior to the Effective Time.

               (ii) Prior to the Effective Time, the Company Board of Directors will adopt appropriate resolutions and take all other actions necessary (including obtaining the written consent of any option holder as contemplated by Section 7.3(i) hereof) to terminate the Blue
                                    ---------------------
          Wave Systems Inc. Directors' Stock Option Plan effective at the Effective Time, so that all options under the Blue Wave Systems Inc. Directors' Stock Option Plan that are not exercised prior to the Effective Time will terminate effective at the Effective Time.

               (iii) Each option assumed by Mizar, Inc. from Loughborough Sound Images Limited in connection with the transactions contemplated by that certain share purchase agreement dated November 17, 1997 between Mizar, Inc. and Loughborough Sound Images Limited, as amended by that certain letter agreement dated March 24, 1998 (the "LSI Options"), and
                                                              -----------
          each option issued pursuant to the Trust Deed of the LSI Employee Share Trust (the "Eagle Trust Options") will be converted into an
                            -------------------
          option to purchase Parent Shares, according to the terms described in the remainder of this Section 4.1(e)(iii). From and after the
                                -------------------
          Effective Time, each LSI Option or Eagle Trust Option will entitle its holder to purchase a number of Parent Shares equal to the number of Company Shares that were subject to the option before conversion, multiplied by the Exchange Ratio and rounded down to the next whole number. The per-share exercise price of the LSI Option or Eagle Trust Option after conversion will equal the option's per-share exercise price before conversion, divided by the Exchange Ratio.

               (iv) Any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Affiliate will terminate as of the Effective Time, and no individual will have any rights under any such plan, program, agreement or arrangement.

          (f) Reservation of Parent Shares. Parent shall take all corporate
              ----------------------------
     action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of any Converted Blue Wave Options or LSI Options in accordance with Section 4.1(e). As soon as practicable after
                                --------------
     the Closing Date, to the extent required to effect registration of the Parent Shares subject to each Converted Blue Wave Option or LSI Option, Parent shall file a registration statement, or an amendment to an existing registration statement, under the Securities Act on Form S-8 (or other successor form) with respect to the Parent Shares subject to such Converted Blue Wave Options or LSI Options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as such Converted Blue Wave Options or LSI Options remain outstanding. In addition, Parent will cause such shares to be listed on the NYSE.

          (g) Certain Adjustments. If, between the date of this Agreement and
              -------------------
     the Effective Time, the outstanding Company Shares or Parent Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, (i) the Exchange Ratio shall be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event, and (ii) any references to the Parent Market Price relating to a party's termination rights hereunder shall also be approximately adjusted.

     4.2  Payment for Shares in the Merger. The manner of making payment for
          --------------------------------
Shares in the Merger shall be as follows:

          (a) Exchange Agent. On or prior to the Closing Date, Parent shall
              --------------
     appoint a commercial bank or trust company having net capital of not less than $300,000,000 or a wholly-owned subsidiary thereof to act as exchange agent hereunder for the purposes of exchanging Certificates for Company Shares (the

     "Exchange Agent"). At or prior to the Effective Date, Parent shall deposit
      --------------
     with the Exchange Agent in trust for the benefit of the holders of Company Shares, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares and cash for the fractional Parent Shares required to be delivered pursuant to Sections 4.1 and 4.3 (the certificates representing the Parent
                 ------------     ---
     Shares comprising the Merger Consideration being referred to hereinafter as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to
          --------------------------
     irrevocable instructions, deliver the Merger Consideration out of the Stock Merger Exchange Fund and the Fractional Securities Fund. The Stock Merger Exchange Fund and the Fractional Securities Fund shall not be used for any other purpose than as set forth herein.

          (b) Exchange Procedures. Promptly after the Effective Time, Parent
              -------------------
     shall cause the Exchange Agent to mail to each holder of record of outstanding Company Shares (i) a form of letter of transmittal, in a form reasonably satisfactory to the Parties and (ii) instructions for use in effecting the surrender of Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and any other documents as may be required by the Exchange Act, the holder of such Certificate shall be entitled to receive in exchange for each of the Company Shares represented by the Certificates held of record by such holder one (1) or more Parent Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of Parent Shares that such holder has the right to receive pursuant to
     Section 4.1(a) and (2) a check in the amount equal to the cash that such
     --------------
     holder has the right to receive in lieu of any fractional Parent Shares pursuant to Sections 4.1 and 4.3. No interest will be paid or will accrue
                 ------------     ---
     on any cash payable pursuant to Sections 4.1 and 4.3. The Certificates so
                                     ------------     ---
     surrendered pursuant to this Section 4.2(b) shall forthwith be canceled.
                                  --------------
     Until so surrendered, such Certificates shall represent solely the right to receive the Merger Consideration allocable to such Certificates.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or
              ------------------------------------------------
     other distributions that are declared or made with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares that such holder would be entitled to receive by reason of the Merger upon surrender of such Certificate and no cash payment in lieu of fractional Parent Shares shall be paid to any such holder pursuant to Sections 4.1 and 4.3 until
                                                  ------------     ---
     such holder shall surrender such Certificate. Subject to the effect of applicable law, following surrender of any such Certificate, there shall be paid to such holder of Parent Shares issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Parent Shares to which such holder is entitled pursuant to Sections 4.1 and 4.3 and the amount of dividends or
                          ------------     ---
     other distributions with a record date after the Effective Time theretofore paid prior to the time of such surrender with respect to such whole Parent Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Shares. Any dividends or other distributions that are payable with respect to Parent Shares deliverable upon surrender of unexchanged Certificates shall be deposited by Parent in the Stock Merger Exchange Fund.

           (d) Transfers of Ownership. If any certificate representing Parent
               ----------------------
     Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (e) No Liability. Neither the Exchange Agent nor any of the Parties
              ------------
     shall be liable to a holder of Company Shares for any Parent Shares or dividends thereon, or, in accordance with Sections 4.1 and 4.3, cash in
                                               ------------     ---
     lieu of fractional Parent Shares, delivered to a public official pursuant to applicable abandoned property, escheat or similar law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

          (f) Termination of Funds. Subject to applicable law, any portion of
              --------------------
     the Stock Merger Exchange Fund and the Fractional Securities Fund which remains unclaimed by the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent or as otherwise directed by Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of their applicable claim for the Merger Consideration for their Company Shares. Any such portion of the Stock Merger Exchange Fund and the Fractional Securities Fund remaining unclaimed by holders of Company Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity having jurisdiction thereover) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (g) No Further Ownership Rights in Company Shares. All Parent Shares
              ---------------------------------------------
     issued and cash paid upon conversion of Company Shares in accordance with the terms of this Article IV (including any cash paid pursuant to Sections
                       ----------                                      --------
     4.1 and 4.3) shall be deemed to have been issued or paid in full
     ---     ---
     satisfaction of all rights pertaining to the Company Shares.

     4.3  Cash For Fractional Parent Shares. No certificates or scrip or shares
          ---------------------------------
of Parent Shares representing fractional Parent Shares or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of Parent Shares. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional Parent Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in an amount equal to the product of (i) the fractional interest of a Parent Share to which such holder otherwise would have been entitled multiplied by (ii) the closing price of a Parent Share on the NYSE Composite Transactions Tape on the trading day immediately prior to the Effective Time (the cash comprising such aggregate payments in lieu of fractional Parent Shares being hereinafter referred to as the "Fractional
                                                               ----------
Securities Fund").
---------------

     4.4  Transfer of Shares after the Effective Time. No transfers of Company
          -------------------------------------------
Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

     4.5  Investment of the Stock Merger Exchange Fund and Fractional Securities
          ----------------------------------------------------------------------
Fund. The Exchange Agent shall invest any cash included in the Stock Merger
----
Exchange Fund and the Fractional Securities Fund in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, in each case with maturities not exceeding seven days; provided, that no such investment or loss thereon shall affect the amounts payable to Company stockholders pursuant to Article IV and the other provisions
                                            ----------
of this Agreement. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     4.6  Lost Certificates. If any Certificate shall have been lost, stolen or
          -----------------
destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation (or Parent, as applicable), the posting by such Person of a bond in such reasonable amount as the Surviving Corporation (or Parent, as applicable) may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Company Shares formerly represented thereby and unpaid dividends and distributions on Parent Shares deliverable in respect thereof, pursuant to and in accordance with the terms of this Agreement.

     4.7  Further Assurances. At and after the Effective Time, the officers and
          ------------------
directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     4.8  Affiliates.  Notwithstanding anything to the contrary herein, to the
          ----------
fullest extent permitted by law, no certificates representing Parent Shares or cash shall be delivered to a Person who may be deemed a Company Affiliate in accordance with Section 6.9 hereof until such Person has executed and delivered
                -----------
a Company Affiliate Agreement to Parent.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     5.1  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to Parent and Merger Sub that the statements contained in this Section 5.1 are true and correct, except to the extent specifically set
        -----------
forth on the disclosure schedule previously delivered by the Company to Parent and Merger Sub (the "Company Disclosure Schedule"). The Company Disclosure
                     ---------------------------
Schedule shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 5.1, and the disclosure
                                                 -----------
in any paragraph shall qualify only the corresponding paragraph in this Section
                                                                        -------
5.1 or other paragraphs or sections to which it is clearly apparent (from a
---
plain reading of the disclosure) that such disclosure relates.

          (a) Organization, Qualification, and Corporate Power.  The Company is
              ------------------------------------------------
     a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Schedule
                                                                        --------
     5.1(a) lists:  (i) all sales offices and any other offices or facilities of
     ------
     the Company and each of its Subsidiaries; (ii) all states and other jurisdictions where the Company and each of its Subsidiaries is qualified to transact business as a foreign corporation; and (iii) the directors and officers of the Company and each of its Subsidiaries. True and complete copies of the charter and bylaws of the Company and each of its Subsidiaries (as amended to date) have been provided to Parent. Except as set forth on Schedule 5.1(a), the minute books (containing the records of
                  ---------------
     meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company and each of its Subsidiaries are correct and complete and accurate copies thereof have been provided to Parent. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

          (b) Capitalization; Title to Shares.
              -------------------------------

               (i) As of the date hereof, the entire authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.01 per share, of which 15,795,852 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding or reserved for issuance. As of the date hereof, the number of Company Shares outstanding on a fully-diluted basis, assuming the exercise of all outstanding and vested and unvested options, warrants and other rights to purchase securities, other than the Eagle Trust Options, is 16,787,301 shares. As of the date hereof, options (including Eagle Trust Options) to purchase an aggregate of 1,126,524 Company Shares were outstanding and the exercise price and vesting schedule for each such options is as set forth in Schedule 5.1(b)(i).
                                          ------------------

               (ii) As of the date hereof, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or
                                        -------------------
          outstanding.

               (iii) All issued and outstanding Company Shares: (A) have been duly authorized and validly issued; (B) are fully paid and nonassessable; and (C) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Other than as set forth on Schedule 5.1(b)(iii) there are no options,
                               --------------------
          warrants, purchase rights, subscription rights, conversion or exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in, or contemplated by, this Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

               (iv)  Except as disclosed on Schedule 5.1(b)(iv), there are no
                                           -------------------
          outstanding contractual obligations of the Company (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive rights with respect to, any of the Company Shares or any capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

               (v) The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company.

          (c)  Authority; No Conflicts.
               -----------------------

               (i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement and approval of the Merger by the requisite vote of the holders of Company Shares, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the requisite vote of the stockholders of the Company, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company Board of Directors has, at a meeting duly called and held, (A) unanimously approved this Agreement and the Merger, (B) determined that the Merger Consideration is fair to and in the best interests of the Company's stockholders, and (C) recommended that the stockholders of the Company adopt this Agreement.

               (ii) The execution, delivery and performance of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in a change in control event or any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets, or result in any adverse change in the rights or obligations of the Company, pursuant to: (A) any provision of the charter or bylaws of the Company or (B) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c)(iv) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan (or any grant or award made pursuant thereto) or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company's Subsidiaries or any of their respective properties or assets.

               (iii) The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the

          DGCL will not apply with respect to or as a result of this Agreement, the Stockholders Agreement, or the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the stockholders or the Board of Directors of the Company. True and complete copies of all resolutions of the Board of Directors of the Company reflecting such actions have been previously provided to Parent. No other "fair price", "moratorium", "control share acquisition", "interested shareholder", "business combination" or other similar anti-takeover statute or regulation of any jurisdiction (each, including the business combination provisions of Section 203 of the DGCL, a "Takeover Statute") is applicable to the Merger.
                       ----------------

               (iv) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report, or other filing with, any foreign, supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to
                        -------------------
          the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Exchange Act, (B) the DGCL with respect to the filing and recordation of appropriate merger or other documents,
          (C) rules and regulations of the Nasdaq National Market System ("Nasdaq"), and (D) antitrust or other competition laws of any
          --------
          applicable jurisdictions, including without limitation, requirements, if any, arising out of the HSR Act and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or impair or delay the ability of the Company to consummate the transactions contemplated hereby. Notwithstanding the foregoing, the Company will use its reasonable best efforts to obtain all the consents required to consummate the transactions contemplated hereby.

          (d)  Title to Assets; Asset Sufficiency.
               ----------------------------------

               (i) The Company and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on
          Schedule 5.1(d), free and clear of all Security Interests (the
          ---------------
          "Company Assets").
          ---------------

               (ii) The Company Assets comprise all of the rights, services, properties and assets (real, personal and mixed, tangible and intangible) that are used in or necessary for the continued conduct of the Company's business as now being conducted.

          (e)  Subsidiaries.
               ------------

               (i) Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Subsidiary.

               (ii) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Subsidiary.

               (iii) The Company has heretofore furnished or made available to Parent complete and correct copies of the certificate of incorporation and bylaws or the equivalent organizational documents of each of its Subsidiaries listed on Schedule 5.1(e) (the "Material Subsidiaries"),
                                 ---------------       ---------------------
          each as amended to the date hereof, as requested by Parent. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect and no other material organizational documents are applicable to or binding upon the Company or its Material Subsidiaries. No Material Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

               (iv) The Company has heretofore furnished or made available to Parent a complete and correct list of the Subsidiaries of the Company, which list sets forth the percentage of total capital stock of or other equity interests in such Subsidiaries owned by the Company, directly or indirectly. No Subsidiary of the Company that is not a Material Subsidiary is, individually or when taken together with all other Subsidiaries of the Company that are not Material Subsidiaries, material to the business of the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 5.1(e), no entity in which
                                           ---------------
          the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its Subsidiaries, taken as a whole. No Subsidiary of the Company that is not a Material Subsidiary has any material liabilities.

          (f)  SEC Reports and Financial Statements.
               ------------------------------------

               (i) Since January 1, 1998, the Company has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "Company SEC Reports"). The Company SEC
                                 -------------------
          Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), did not, and any Company SEC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated (or incorporated by reference) therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included or to be included in, or incorporated by reference into, the Company SEC Reports present or will present fairly, in all material respects, the financial position and results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and will not be material in amount. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report filed prior to the date hereof), complied in all respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (as in effect on the dates on which such Company SEC Reports were filed).

               (ii) Except as set forth in the Company SEC Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the Ordinary Course of Business since September 30, 2000 (none of which has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), the Company does not have any undisclosed liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of the Company or which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

               (iii) The Company has delivered to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to all agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

          (g)  S-4 Registration Statement and Proxy Statement/Prospectus.  None
               ---------------------------------------------------------
     of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, and at the time of the mailing of the Proxy Statement, at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, the Company shall promptly inform Parent, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The S-4 Registration Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.1(g), no representation or warranty is made by
                        --------------
     the Company with respect to statements made or incorporated by reference in the S-4 Registration Statement or the Proxy Statement based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

          (h)  Events Subsequent to Most Recent Fiscal Period End.  Since June
               --------------------------------------------------
     30, 2000 (the "Most Recent Fiscal Period End") to the date hereof, there
                    -----------------------------
     has not been any Material Adverse Effect with respect to the Company. Without limiting the generality of the foregoing, except as set forth in
     Schedule 5.1(h) and except as otherwise contemplated under this Agreement,
     ---------------
     since the Most Recent Fiscal Period End:

               (i) neither the Company nor any of its Subsidiaries has sold, leased, transferred, assigned or otherwise disposed of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) neither the Company nor any of its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) either involving more than $250,000 or outside the Ordinary Course of Business;

               (iii) no Person (including the Company and each of its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which the Company or any of its Subsidiaries is a party or by which it is bound;

               (iv) neither the Company nor any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) neither the Company nor any of its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the Ordinary Course of Business;

               (vi) neither the Company nor any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

               (vii) neither the Company nor any of its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 individually or $250,000 in the aggregate;

               (viii) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

               (ix) neither the Company nor any of its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

               (x) neither the Company nor any of its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;

               (xi) there has been no change made or authorized in the charter or bylaws or other organizational documents of the Company or any of its Subsidiaries;

               (xii) neither the Company nor any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) neither the Company nor any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) neither the Company nor any of its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $250,000;

               (xv) neither the Company nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its Affiliates, directors, officers, employees, or any Affiliate thereof outside the Ordinary Course of Business;

               (xvi) neither the Company nor any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) neither the Company nor any of its Subsidiaries has granted or agreed to make any increase in the base compensation or remuneration payable or to become payable by the Company or any of its Subsidiaries to any of its or their directors, officers, and employees outside the Ordinary Course of Business;

               (xviii) neither the Company nor any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance (including early retirement and redundancy), or other plan, contract, or commitment for the benefit of any of its or their directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan or any other arrangement for providing benefits to any employee or employees of a Subsidiary);

               (xix) neither the Company nor any of its Subsidiaries has made any other change in employment terms for any of its or their directors, officers, and employees outside the Ordinary Course of Business;

               (xx) neither the Company nor any of its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company or any of its Subsidiaries;

               (xxii) the Company has not made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein other than changes required by changes in GAAP;

               (xxiii)   the Company has not (nor has any Subsidiary) suffered
          any dispute involving any employee or former employee that may reasonably be expected to result in a Material Adverse Effect to the Company;

               (xxiv) the Company has not (nor has any Subsidiary) received any notice of violation of any law, rule or regulation, of any Governmental Entity, nor received any claim for damages arising out of actual or alleged negligence or other tort, or breach of contract (whether or not fully covered by insurance); and

               (xxv) neither the Company nor any of its Subsidiaries has committed or agreed, in writing or otherwise, to any of the forgoing.

          (i)  Vote Required.  The affirmative vote of the holders of a majority
               -------------
     of the outstanding Company Shares (the "Required Company Votes") is the
                                             ----------------------
     only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (j)  Legal Compliance.  Each of the Company, its Subsidiaries, and
               ----------------
     their respective predecessors and Affiliates has complied in all respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, provincial and foreign governments (and all agencies thereof including, without limitation, any related to exporting or importing goods), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. None of the Company, its Subsidiaries, or to the Company's Knowledge, any other Person, has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, customers, employees, or agents of suppliers or customers, or officials or employees of any government or agency or instrumentality of any government (domestic or foreign) or any political parties or candidates for office, which is or was unlawful under any applicable law, including without limitation the United States Foreign Corrupt Practices Act, as amended.

          (k)  Tax Matters.
               -----------

               (i)  The term "Tax" means any net income, capital gains, gross
                              ---
          income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, Social Security or National Insurance Contribution, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax or customs duties, or any interest, any penalties, additions to tax or additional amounts incurred or accrued under applicable tax law or properly assessed or charged by any Taxing authority (domestic or foreign). For purposes of the definition of Tax, any interest, penalties, additions to tax or additional amounts that relate to taxes for any period, or a portion of any period, ended on or before the Closing Date shall include any interest, penalties, additions to tax, or additional amounts relating to taxes for such periods, regardless of whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date.

               (ii)   For purposes of this Section 5.1(k), the "Company" shall
                                         --------------
          be deemed to include any Subsidiary of the Company, any predecessor of the Company, or any person or entity from which the Company incurs a liability for Taxes as a result of transferee liability, joint and several liability, contract, or otherwise.

               (iii)  Except as set forth on Schedule 5.1(k)(iii), the Company
                                             --------------------
          has timely filed true, correct and complete Tax Returns, reports or estimates, all prepared in accordance with applicable laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such Tax Returns, reports or estimates were due. Except for matters which, in the aggregate, would not cause a Material Adverse Effect to the Company, the Company has timely filed true, correct and complete Tax Returns, reports or estimates, all prepared in accordance with applicable laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes, as due and payable in respect of such returns, reports and estimates have been paid, and there is no current Liability for any Taxes due in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of the Company and adequate reserves have been established therefor. There are no unpaid assessments for additional Taxes for any period and there is no Basis therefor. All charges, accruals, and reserves for Taxes provided for on the financial statements in the Company SEC Reports are adequate. All federal, state and foreign Tax Returns filed by the Company for the past five years have been provided to Parent.

               (iv) The Company is not a party of any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

               (v) The Company has (A) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (B) paid all employer contributions and premiums; and (C) filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in compliance with the withholding Tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws.

               (vi) The federal income Tax Returns of the Company have been examined by the IRS, or have been closed by the applicable statute of limitations, for all periods through June 30, 1996; the state Tax Returns of the Company have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations for all periods through June 30, 1996; the foreign Tax Returns of the Company have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations for all periods through (A) June 30, 1997 for the United Kingdom, (B) June 30, 1998 for its operations in Germany and (C) June 30, 2000 for its operations in France. No deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company by federal, state, local or foreign Taxing authority.

               (vii) The Company has not executed or filed with any Taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company with respect to any Taxes is currently in force.

               (viii) Except as set forth on Schedule 5.1(k)(viii), no federal,
                                             ---------------------
          state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company and no additional issues are being asserted against the Company in connection with any existing audits of the Company.

               (ix) The Company has not entered into any agreement relating to Taxes which affects any taxable year ending after the Closing Date.

               (x) The Company has not agreed to and it is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Company has no application pending with any Taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

               (xi)   Except as set forth on Schedule 5.1(k)(xi), the Company is
                                             -------------------
          not and never has been a party to any tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits.

               (xii)  The Company has not consented to the application of Code section 341(f).

               (xiii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of Code section 280G.

               (xiv) No asset of the Company is tax-exempt use property under Code section 168(h).

               (xv) No portion of the cost of any asset of the Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code section 103(a).

               (xvi) None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code section 168(f)(8).

               (xvii) Except as disclosed on Schedule 5.1(k)(xvii), in the past
                                             ---------------------
          five years, the Company has not been a party to a transaction that is reported to qualify as a reorganization within the meaning of Code section 368, distributed a corporation in a transaction that is reported to qualify under Code section 355, or been distributed in a transaction that is reported to qualify under Code section 355.

          (l)  Real Property.
               -------------

               (i)  Except as disclosed on Schedule 5.1(l)(i), the Company does
                                           ------------------
          not own, and has never owned, any real property, and it has no outstanding options or rights of first refusal to purchase any real property, or any portion thereof or interest therein.

               (ii) Schedule 5.1(l)(ii) lists and describes briefly all real
                    -------------------
          property leased or subleased to the Company. The Company has delivered to Parent correct and complete copies of the leases and subleases listed on Schedule 5.1(l)(ii) (as amended to date). With
                              -------------------
          respect to each lease and sublease listed on Schedule 5.1(l)(ii):
                                                       -------------------

                    (1) the lease or sublease, as modified or amended, is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the Merger; subject to laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies and subject further to receipt of the consent of the landlords of such premises as listed on Schedule 5.1(l)(ii); the landlord of
                                          -------------------
               any premises leased or subleased to the Company will not be entitled to recapture such leased or subleased space upon the Merger;

                    (2) to the Knowledge of the Company, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (3) to the Knowledge of the Company, no party to the lease or sublease has repudiated any provision thereof;

                    (4) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                    (5) with respect to each sublease, the representations and warranties set forth in subsections (1) through (4) above are true and correct with respect to the underlying lease;

                    (6) the Company has not subleased, licensed, assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                    (7) with respect to the Company's leased facilities located at 2410 Luna Road, Suite 132, Carrollton, Texas and the U.K. Subsidiary's leased facilities located at Loughborough Park, Ashby Road, Loughborough, Leicestershire, England, the monthly rent and all other charges due under such leases are current and will have been paid in full through Closing;

                    (8) to the Knowledge of the Company, all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                    (9) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

                    (10) there are no parties (other than the Company) in
               possession of such leased property, other than tenants under any leases disclosed on Schedule 5.1(l)(ii) who are in possession of
                                   -------------------
               space to which they are entitled; and

                    (11) the Company has received no notice of any pending
               condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof, and to the Knowledge of the Company, none are threatened.

          (m)  Intellectual Property.
               ---------------------

               (i)    Schedule 5.1(m)(i) contains a complete list and
                     ------------------
          description (showing in each case the registered or other owner, registration, application or issue date and number, if any) of all Registered Intellectual Property.

               (ii)   Schedule 5.1(m)(ii) contains a list of all Company
                      -------------------
          Intellectual Property.

               (iii)  Except as set forth on Schedule 5.1(m)(iii), the Company
                                             --------------------
          or any of its Subsidiaries (A) owns all rights, title, and interest in all Company Intellectual Property free and clear of any encumbrance, including ownership of pending and accrued causes of action for patent, trademark, or copyright infringement, misappropriation, and unfair business practice and has the sole and exclusive right to bring actions for infringement and misappropriation of such Company Intellectual Property, and (B) owns free and clear of any encumbrances or otherwise has the right to all Intellectual Property necessary to conduct the business of the Company or any of its Subsidiaries as it is currently conducted, including its design, development, manufacture, and sale of its products, services and Company Software (including those products, services and Company Software currently under development).

               (iv) Each item of Registered Intellectual Property is valid and subsisting; all necessary registration, maintenance or annuity, and renewal fees in connection with such item of Registered Intellectual Property have been made; all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property; and all patent, trademark, service mark and copyright applications set forth on Schedule 5.1(m)(i) have been duly filed.
                   ------------------

               (v) All employees, agents, consultants, contractors, or other Persons who have contributed to or participated in the creation or development of any Company Intellectual Property, including Company
          Software: (A) made such contribution pursuant to and within the scope of employment with the Company or any of its Subsidiaries as an employee or otherwise as a party to a "work-for-hire" agreement under which the

          Company or any of its Subsidiaries is deemed to be the owner and/or author, as applicable, of all right, title, and interest therein; or
          (B) have executed a written assignment or other agreement to assign in favor of the Company or any of its Subsidiaries legally transferring to the Company or any of its Subsidiaries all right, title and interest in such Company Intellectual Property and ownership of all pending and accrued causes of action relating thereto.

               (vi)   Except as set forth on Schedule 5.1(m)(vi), all employees
                                             -------------------
          and non-employees (including interns, trainees, independent contractors to the Company or any of its Subsidiaries, vendors, customers, joint-venturers, and other potential claimants) who have had access to any Company Intellectual Property, including Company Software, have executed a development and confidentiality agreement substantially in the form attached hereto as Exhibit D-1, D-2, D-3 or D-4, prior to receipt of the Company confidential/proprietary information.

               (vii)   Schedule 5.1(m)(vii) contains a list of the Company
                       --------------------
          Software.  Except as set forth on Schedule 5.1(m)(vii): (A) the
                                            --------------------
          Company and its Subsidiaries have developed the Company Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of the Company); (B) the Company and its Subsidiaries have complete and exclusive right, title and interest in and to the Company Software; (C) no third party has any interest in, or right to compensation from the Company or any of its Subsidiaries by reason of, the use, exploitation, or sale of the Company Software; (D) none of the Company Software contains any source code or portions of source code (including any "canned program" or "free-ware") created by any party other than the authors of the Company Software on behalf of the Company or any of its Subsidiaries;
          (E) the Company Software is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitation, and no situation, matter, or agreement exists that would prevent the Company or any of its Subsidiaries or the Surviving Corporation from making any change to the Company Software or combining it with other software in a lawful manner; (F) the Company and its Subsidiaries have maintained and protected the Company Software with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. (S) 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (G) the Company Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (H) the Company and its Subsidiaries have copies of all releases or separate versions of the Company Software so that the same may be subject to registration in the United States Copyright Office; (I) to the Knowledge of the Company and its Subsidiaries without further inquiry, the Company Software does not infringe any copyright or other Intellectual Property rights of any other Person; (J) any Company Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company or any of its Subsidiaries; (K) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Company Software by any other Person; (L) neither the Company nor any of its Subsidiaries has any source code for the Company Software or other Company Intellectual Property in escrow; and
          (M) neither the Company nor any of its Subsidiaries has received notice of, and neither the Company nor any of its Subsidiaries has Knowledge of, any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

               (viii) No claims of any kind have been made by the Company or any of its Subsidiaries against any third party that, and neither the Company nor any of its Subsidiaries has Knowledge that, any third party infringes, or has previously infringed, misappropriates, or has previously misappropriated any Company Intellectual Property.

               (ix)    Except as set forth on Schedule 5.1(m)(ix), no claims of
                                             -------------------
          any kind have been made or asserted by any party against the Company or any of its Subsidiaries, or against, or to, the employees, agents or contractors, customers, vendors, suppliers, or distributors claiming or alleging that the Company or any of its products (including products currently under development), services, or methods of operation infringe, have infringed, contribute to the infringement or induce the infringement of, misappropriate the Intellectual Property of any third party, violate the right of any Person (including rights of privacy or publicity), or constitute unfair competition, nor is the Company or any of its Subsidiaries aware of or on notice of any such infringement, misappropriation or violation. To the Company's Knowledge, (A) neither the Company nor any of its Subsidiaries has infringed any Intellectual Property right of any third party or breached any obligation of confidentiality owed to a third party, and (B) the continued operation of the Company's business consistent with past practices will not infringe any Intellectual Property rights of a third party.

               (x) No Company Intellectual Property or product or service of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company or any of its Subsidiaries.

               (xi)   Schedule 5.1(m)(xi) contains a list (showing in each case
                      -------------------
          the parties thereto and the material terms thereof) of all contracts, licenses, assignments, software escrows, and other agreements to which the Company or any of its Subsidiaries is a party relating to any Intellectual Property licensed or assigned to the Company or any of its Subsidiaries (collectively the "Company Licenses") other than
                                              ----------------
          Excluded Licenses.  The Company Licenses listed on Schedule 5.1(m)(xi)
                                                             -------------------
          represent all contracts, licenses, software escrows, and other agreements to which the Company is a party relating to any Intellectual Property licensed or assigned to the Company, except for the Excluded Licenses. Except as set forth on Schedule 5.1(m)(xi):
                                                         -------------------
          (A) the Company Licenses listed on Schedule 5.1(m)(xi) are in full
                                             -------------------
          force and effect; (B) the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the Company Licenses listed on Schedule 5.1(m)(xi); (C) the Company and
                                     -------------------
          its Subsidiaries are in compliance with and have not breached any term of, the Company Licenses listed on Schedule 5.1(m)(xi); and (D) all
                                             -------------------
          other parties to the Company Licenses listed on Schedule 5.1(m)(xi)
                                                          -------------------
          are in compliance with, and have not breached any term of such Company Licenses. Except as disclosed on Schedule 5.1(m)(xi), following the
                                            -------------------
          Closing Date, the Surviving Corporation will be permitted to exercise all of its rights under the Company Licenses listed on Schedule
                                                                 --------
          5.1(m)(xi) without the payment of any additional amounts or
          ----------
          consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay.

               (xii)  Except as set forth on Schedule 5.1(m)(xii) and other than
                                             --------------------
          end-user licenses, neither the Company nor any of its Subsidiaries has: (A) licensed, or otherwise authorized any third party reseller, or original equipment manufacturer (OEM) to make, have made, use or sell, copy, distribute, modify, reverse engineer, decompile, prepare derivatives of, or disclose, any Company Intellectual Property including the Company Software; (B) conveyed, disclosed, or licensed to any third party any proprietary or trade secret information as "trade secret" is defined in the Uniform Trade Secrets Act, under circumstances that could reasonably be expected to cause a Material Adverse Effect on the Company; and (C) by any of its acts or omissions (or by acts or omissions of its directors, officers, employees, or agents) caused any proprietary rights in the Company Intellectual Property, including the Company Software, to be diminished, or adversely affected to any material extent.

               (xiii) Schedule 5.1(m)(xiii) lists all contracts, licenses,
                      ---------------------
          software escrows, and other agreements between the Company or any of its Subsidiaries and any other Person wherein or whereby the Company or any of its Subsidiaries has agreed to assume, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or Liability with respect to the infringement by the Company or any of its Subsidiaries or such other Person of the Intellectual Property rights of any other Person; provided, however,
                                                            --------  -------
          that the foregoing only applies to agreements for which the Company's or any of its Subsidiaries' obligations are continuing as of the date of this Agreement and where compliance with such obligations could reasonably be expected cause a Material Adverse Effect on the Company.

               (xiv)   Except as set forth in Schedule 5.1(m)(xiv), there are no
                                              --------------------
          contracts, licenses, software escrows, and other agreements between the Company or any of its Subsidiaries and any other Person with respect to the Company Intellectual Property with respect to which the Company has received notice of any dispute that could reasonably be considered to be a material dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or any of its Subsidiaries thereunder.

               (xv) No government funding or university or college facilities were used in the development of any Company Intellectual Property in a manner that would give such government or university or college any interest in the Company Intellectual Property.

               (xvi) To the Knowledge of the Company, (A) no product, service, or publication of the Company or any of its Subsidiaries, (B) no material published or distributed by the Company or any of its Subsidiaries, and (C) no conduct or statement of the Company or any of its Subsidiaries, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any Person.

          (n) Contracts.  Schedule 5.1(n) lists the following currently
              ---------   ---------------
     effective contracts and other agreements to which the Company or any of its Subsidiaries is a party (collectively, the "Material Contracts"):
                                                 ------------------

              (i) any agreement relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the Ordinary Course of Business), and the respective principal amounts outstanding thereunder as of the date of this Agreement, or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the Ordinary Course of Business);

              (ii) any agreement that contains restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company or any of its Subsidiaries;

              (iii) any letters of credit or similar arrangements relating to the Company or any of its Subsidiaries;

              (iv)    any agreement concerning a partnership or joint venture;

              (v) any employment agreements with any employee of the Company or any of its Subsidiaries or other Person on a consulting basis;

              (vi) any management, consulting or advisory agreements, or severance (including early retirement and redundancy) plans or arrangements for any present or former employee of the Company or any of its Subsidiaries;

              (vii) any non-disclosure agreements and non-compete agreements or other agreements containing confidentiality provisions or restrictive covenants binding a present or former employee of the Company or any of its Subsidiaries;

              (viii) any agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates (A) any real property, or (B) any personal property providing for payments in excess of $20,000 annually;

               (ix) any agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal;

               (x) any agreement relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any Person involving the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has any Liability, contingent or otherwise;

               (xi) any powers of attorney granted by or on behalf of the Company or any of its Subsidiaries;

               (xii) any agreement, other than agreements entered into in the Ordinary Course of Business, which prevents the Company or any of its Subsidiaries from disclosing confidential information or which prohibits the Company or any of its Subsidiaries from freely engaging in business anywhere in the world;

               (xiii) any sales or distribution agreements, franchise agreements and advertising agreements relating to the Company or any of its Subsidiaries;

               (xiv) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its Subsidiaries;

               (xv) any agreement with any of the stockholders of the Company or Affiliates;

               (xvi) any agreement under which the Company or any of its Subsidiaries has advanced or loaned any amount to any of its directors, officers and employees outside the Ordinary Course of Business;

               (xvii) any agreement pursuant to which the Company or any of its Subsidiaries has agreed to defend, indemnify or hold harmless any other Person;

               (xviii) any agreement pursuant to which the Company or any of its Subsidiaries has agreed to settle any Liability for Taxes;

               (xix) any agreement pursuant to which the Company or any of its Subsidiaries has agreed to shift or allocate the Liability of the Company or any of its Subsidiaries or any other Person for Taxes;

               (xx) any agreement where the Company or any of its Subsidiaries has entered into an escrow agreement for Company Software, specifically designated as such on Schedule 5.1(n);
                                                       ---------------

               (xxi) any other agreement involving in excess of $500,000 or which is otherwise required to be filed as an exhibit to the Company SEC Reports; and

               (xxii) any agreement with any federal government office or agency, any general service administration (GSA) agreement, or any agreement with any state or local government agency funded in any part by federal funds, in each case specifically designated as such on
          Schedule 5.1(n).
          ---------------

          The Company has delivered to Parent a correct and complete copy of each written agreement listed in Schedule 5.1(n) (as amended to date) and a
                                 ---------------
written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 5.1(n). With respect to each such agreement: (i) the
               ---------------
agreement is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the Merger, subject to laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies; (ii) neither the Company nor any of its Subsidiaries is and no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iii) neither the Company nor any of its Subsidiaries has and no other party has repudiated any provision of the agreement; and (iv) neither the Company nor any of its Subsidiaries has or currently is making any payments, including payment of liquidated damages, under any such agreements for failure to perform thereunder.

          (o) Insurance.  Schedule 5.1(o) sets forth the following information
              ---------   ---------------
     with respect to each insurance policy and/or self-insurance plan, including, without limitation, property, casualty, employers liability insurance, workers compensation insurance programs and surety, to which the Company and each of its Subsidiaries has been a party, a named insured, established claim reserves, qualified as a "self-insurer," joined a state fund or risk sharing pool or is otherwise the beneficiary of coverage at any time:

               (i) the name, address, and telephone number of each broker, agent or other representative providing policies and/or services;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number, the period of coverage and type, i.e. occurrence, claims made or other basis; and

               (iv)  the amount/policy limits for each policy or program.

               (v)   With respect to each such insurance policy and self-
          insurance plan described in Schedule 5.1(o): (A) the policy is legal,
                                      ---------------
          valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Merger; (C) neither the Company nor any of its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) none of the Company, any of its Subsidiaries, or any other party to the policy has repudiated any provision thereof. The Company and each of its Subsidiaries are and at all times prior hereto have been covered by insurance in scope and amount customary and reasonable for the businesses in which they are or have been engaged. To the Knowledge of the Company, no litigation is being handled by an insurer of the Company which has a significant settlement or judgment value that may not be covered by insurance.

          (p) Litigation.  There is no litigation, arbitration, claim, suit,
              ----------
     action, investigation or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (q)  Software Products.
               -----------------

               (i) The Company and its Subsidiaries are in conformity with all applicable contractual commitments and all express and implied warranties with regard to all the Company Software and any other software products that the Company or any of its Subsidiaries has sold or licensed and all warranty/maintenance service that the Company or any of its Subsidiaries has agreed to provide.

               (ii) No claim has been made or asserted by any third party against the Company or any of its Subsidiaries or against any customer of the Company or any of its Subsidiaries related to any breach of any such commitment or warranty or other than claims that would be the subject of routine warranty/maintenance items with respect to the Company Software or any other software products that the Company or any of its Subsidiaries has sold or licensed.

               (iii)  Except as set forth on Schedule 5.1(q)(iii), there are no
                                             --------------------
          material defects in the Company Software or any other software products that the Company or any of its Subsidiaries has sold or licensed, and there are no errors in any accompanying design documentation provided to a licensee or customer, which defects or errors would in any material respect affect such licensee's or customer's use of such software or the functioning of such software in accordance with the published specifications for such software, other than defects or errors that would be the subject of routine warranty/maintenance items.

               (iv) The Company Software and any other software products that the Company or any of its Subsidiaries has sold or licensed have all the material features described in the user manuals made available to the Company's or any of its Subsidiaries' customers, other than routine warranty/maintenance items.

               (v) The Company Software and any other software products that the Company or any of its Subsidiaries have sold or licensed do not intentionally contain any back door, time bomb, Trojan horse, worm, drop-dead device, virus (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data, or to perform any other similar type of functions.

          (r) Product Liability.  Neither the Company nor any of its
              -----------------
     Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the license, possession, or use of any product of the Company or any of its Subsidiaries.

          (s) Employees; Independent Contractors.
              ----------------------------------

              (i) To the Knowledge of the Company, no employee identified on
          Schedule 5.1(s)(i), or group of employees, has any plans to terminate
          ------------------
          employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 5.1(s)(i), neither the Company nor any of its
                   ------------------
          Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes or other industrial actions, grievances, claims of unfair labor practices, or other collective bargaining disputes or trade disputes. Neither the Company nor any of its Subsidiaries has committed any unfair labor practice or violated any applicable laws, including foreign laws, relating to employment or employment practices or termination of employment, including those relating to prices, wages and hours, discrimination in employment, collective bargaining and the payment of social security and taxes and is not liable for any arrears of wages or any tax or any penalty for failure to comply with any of the foregoing. Except as set forth on Schedule 5.1(s)(i), there is not
                                             ------------------
          currently and there has not been within the previous three (3) years, any claim against the Company or any of its Subsidiaries based on actual or alleged wrongful termination or any claim of unlawful dismissal or unfair dismissal or any claim on the basis of race, age, sex, disability or other harassment or discrimination, nor any reasonable Basis for any such claim. No organizational effort has been or is presently being made or threatened by or on behalf of any labor union (which includes any application or request for recognition) with respect to any employees of the Company or any of its Subsidiaries.

              (ii) Schedule 5.1(s)(ii) contains a complete and accurate list of
                   -------------------
          the following information for each employee and independent contractor of the Company and each of its Subsidiaries, including each employee on leave of absence or layoff status: name; job title; current compensation or remuneration paid or payable and any change in compensation or remuneration since December 1, 2000; employer (if other than the Company); vacation accrued; and initial service dates, being in the case of employees in the United Kingdom the date of commencement of continuous employment. To the Company's Knowledge, no current or former employee or current or former officer or director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement (which includes any agreement containing any confidentiality provisions or restrictive covenants), between such employee or officer or director and any other Person ("Proprietary
                                                                 -----------
          Rights Agreement") that in any way adversely affected, affects, or
          ----------------
          will affect (A) the performance of his or her duties as an employee or officer or director of the Company or its Subsidiaries, (B) the ability of the Company or its Subsidiaries to conduct its business, or
          (C) the ability of the Company or its Subsidiaries to enforce or enjoy the benefits of any Proprietary Rights Agreement between the Company or its Subsidiaries and any employee or director.

               (iii) The Company and each of its Subsidiaries has timely filed for all years prior to the year in which the Closing occurs, all Forms 1099 (including corrected or amended forms) and any comparable form required to be filed under the applicable law of any state or foreign jurisdiction, for all workers which the Company or any of its Subsidiaries have classified and treated as independent contractors.

               (iv)   Except as set forth on Schedule 5.1(s)(iv), neither the
                                           -------------------
          Company nor any of its Subsidiaries has made any promises for the payment of any bonuses, backpay or other remuneration to any employees, contractors, interns or other Persons for their work on behalf of such entity.

               (v)    Schedule 5.1(s)(v) contains a list of all employment,
                      ------------------
          consulting and severance (including early retirement and redundancy) agreements or arrangements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. The Company has delivered to Parent a correct and complete copy of each written agreement listed in Schedule
                                                                --------
          5.1(s)(v) (as amended to date).
          ---------

          (t)  Employee Benefits.
               -----------------

               (i) Schedule 5.1(t)(i) and Schedule 5.1(t)(ii) list each Employee
                   ------------------     -------------------
          Benefit Plan.

                   (1) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation with the applicable requirements of ERISA, the Code, and other applicable laws, rules and regulations, and no event has occurred which will or could cause any Employee Benefit Plan to fail to comply with such requirements.

                   (2) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC 1s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S) 4980B have been met with respect to each Employee Benefit Plan that is subject to them.

                   (3) All contributions (including all employer contributions and employee salary reduction contributions or other contributions) which are due have been paid to each Employee Benefit Plan, and all contributions for any period ending on or before the Effective Time which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Controlled Group. All required premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each Employee Benefit Plan.

                   (4) Each Employee Benefit Plan that is an Employee Pension Benefit Plan and is intended to be "qualified" under Code (S) 401(a) has received a current favorable determination letter from the Internal Revenue Service, and the Company has no Knowledge of any fact, situation, circumstance, condition or occurrence that would or could adversely affect the qualified status of any such Employee Benefit Plan.

                   (5) Each Employee Benefit Plan that is an Employee Pension Benefit Plan is a defined contribution plan.

                   (6) The Company has delivered to Parent correct and complete copies of the plan documents and summary plan descriptions, summaries of material modification that have not yet been incorporated into the summary plan descriptions, award agreements, summaries of outstanding awards, the most recent determination letter received from the Internal Revenue Service, the three most recent Form 5500 Annual Reports, the most recent plan financial statements, a report of current premium costs, with the employer- and employee-paid portions identified, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan, together with any correspondence from any government authority regarding the Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan:

                    (1) The Employee Benefit Plan is not a defined benefit plan, subject to Title IV of ERISA or a Multiemployer Plan.

                    (2) There have been no Prohibited Transactions with respect to the Employee Benefit Plan.  No fiduciary has any

               Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of the Employee Benefit Plan. No claim, action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand with respect to the administration or the investment of the assets of the Employee Benefit Plan is pending or threatened. The Company has no Knowledge of any Basis for any such claim, action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand. No excise tax is owed on the $26,990 and $134,067 in 401(k) contributions that were reported to the IRS as transmitted to the Company 401(k) Plan in 1997 and 1998, respectively, more than thirty-one days after withholding from the paychecks to which they related.

                    (3) There is no pending or threatened claim against or under any Employee Benefit Plan, other than claims for benefits in the Ordinary Course of Business.

                    (4) Neither the Company nor any member of the Controlled
               Group maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S) 4980B or health care continuation provisions of applicable state law).

                    (5) The transactions contemplated by this Agreement will not entitle any employee of the Controlled Group to any type of payment under any such Employee Benefit Plan, or to any payment that would be an "excess parachute payment" under Code (S) 280G.

                    (6) Schedule 5.1(t)(ii) sets out all benefits provided to
                        -------------------
               all directors and employees of Blue Wave Systems Limited (the "U.K. Subsidiary").
               ----------------

                    (7) Other than bonuses issued pursuant to the bonus plans
               set forth on Schedule 5.1(t)(ii), there are no schemes (whether
                            -------------------
               contractual or discretionary) in operation by or in relation to the U.K. Subsidiary under which any director or employee of the U.K. Subsidiary or former director or employee of the U.K. Subsidiary is entitled to any profit related pay, bonus, profit share, commission or other incentive scheme.

                    (8) Except as set forth on Schedule 5.1(t)(ii), the U.K.
                                               -------------------
               Subsidiary is not bound nor accustomed to pay any monies (other than in respect of contractual remuneration or emoluments of employment) to or for the benefit of any director or employee of the U.K. Subsidiary.

                    (9) All payments which the U.K. Subsidiary is obliged to make whether to any employees or to a third party in respect of the provision of any employee benefit to any such employee have been paid.

                    (10) Except as set forth on Schedule 5.1(t)(ii), the Company
                                                -------------------
               has delivered to Parent complete copies of all documentation relating to any plan or arrangements under which benefits are provided to employees of the U.K. Subsidiary including all insurance arrangements, trust agreements and details of premium costs.

                    (11) There is no pending or threatened claim against the
               U.K. Subsidiary in respect of the provision of or failing to provide any employee or director or former employee or director of the U.K. Subsidiary with any employee benefit. The U.K. Subsidiary does not provide or contribute to the provision of any benefit (including private health and life assurance cover) to any former employee or director of the U.K. Subsidiary.

                    (12) Except pursuant to the U.K. Pension Scheme, the Company and the U.K. Subsidiary have not prior to the date of this Agreement paid, provided or contributed towards, and neither the Company nor the U.K. Subsidiary have proposed nor are under any obligation, liability or commitment, whether established by trust, contract, board resolution, service agreement, ex-gratia arrangement or otherwise, and whether or not legally enforceable to pay, provide or contribute towards, any retirement, death or disability benefit or otherwise to provide 'relevant benefits' within the meaning of Section 612 Income and Corporation Taxes Act 1988 for or in respect of any present or past employee or officer (or any spouse, child or dependent of either of them) of the U.K. Subsidiary, of any predecessor in business of the U.K. Subsidiary or of any Affiliate or either, and no such pension or payment is now being made voluntarily, and no ex-gratia payments in respect of any pension have been or are proposed to be made by the U.K. Subsidiary or the Company or any Affiliate to any such Persons.

                    (13) The Company has disclosed to Parent full details of the individuals of the U.K. Subsidiary who are members of the U.K. Pension Scheme and the current rates of contribution required to be paid by the U.K. Subsidiary to the U.K. Pension Scheme and such details are true, accurate and complete.

                    (14) All contributions and expenses which have become due, including professional fees, in respect of the U.K. Pension Scheme have been paid.

                    (15) No claim has been made or threatened against the U.K.
               Subsidiary or any Affiliate in respect of any act, event, omission or other matter arising out of or in connection with the U.K. Pension Scheme, and after making due and careful inquiries the Company is not aware of any circumstances which might give rise to any such claim. No indemnities have been given to any person in connection with the U.K. Pension Scheme under which the U.K. Subsidiary or any Affiliate might be liable.

                    (16) The U.K. Pension Scheme provides only money purchase
               benefits (as defined in the Occupational Pension Schemes (Disclosure of Information) Regulations 1996) for its beneficiaries, and neither the Company, the U.K. Subsidiary nor any Affiliate has given any promise or assurance (oral or written) to any beneficiary that his or her benefits under the U.K. Pension Scheme will be calculated wholly or partly by reference to any Person's remuneration or will constitute (approximately or exactly) any particular amount.

          (u)  Environmental, Health, and Safety Matters.
               -----------------------------------------

               (i) Solely with respect to the business conducted by the Company and its Subsidiaries, each of the Company, its Subsidiaries and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

               (ii) Without limiting the generality of the foregoing, each of the Company, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and leased locations and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached Schedule 5.1(u).
                                ---------------

               (iii) Neither the Company nor its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities or any third party facilities arising under Environmental, Health, and Safety Requirements.

               (iv) Neither the Company nor its Subsidiaries has caused the following to exist or be operated at any property or facility leased or subleased by the Company, its Subsidiaries or their respective predecessors and none of the following exists at any property or facility leased or subleased by the Company, its Subsidiaries or their respective predecessors: (A) underground storage tanks, (B) asbestos-containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or (D) landfills, surface impoundments, or disposal areas.

               (v) Neither the Company nor any of its Subsidiaries, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), Resource Conservation
                                              ------
          and Recovery Act, as amended ("RCRA"), the Solid Waste Disposal Act,
                                         ----
          as amended ("SWDA") or any other Environmental, Health, and Safety
                       ----
          Requirements.

               (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

               (vii) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

               (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries will prevent, hinder or limit in any way continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (v)  Information Systems Integrity.
               -----------------------------

               (i) None of the firmware or Company Software that the Company or any of its Subsidiaries provides to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or Company Software unfit for its intended purposes.

               (ii) None of the firmware or Company Software that the Company or any of its Subsidiaries uses in the conduct of its business has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or Company Software unfit for its intended purposes.

               (iii) None of the firmware or Company Software produced by a third-party and licensed by the Company to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or Company Software unfit for its intended purposes.

               (iv) The Company has adopted information protection and security policies, standards and guidelines of the type customarily maintained by similar companies in similar businesses in order to maintain the integrity, availability and confidentiality of information systems and networks (e.g. protection from viruses and other malicious software, data backup and recovery) for the management and operation of its computers and information systems networks.

          (w)  Brokers, Finders and Agents.  Other than to Bear, Stearns & Co.
               ---------------------------
     Inc., neither the Company nor any of its Subsidiaries has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (x)  Opinion of Financial Advisor.  The Company has received the
               ----------------------------
     opinion of the Company Financial Advisor, dated the date of this Agreement (the "Company Financial Advisor Opinion"), to the effect that, as of the
           ---------------------------------
     date of this Agreement, the Merger Consideration to be received in the Merger, by the holders of Company Shares are fair to such holders from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified.

          (y)  Relationships.  Except as set forth on Schedule 5.1(y), the
               -------------                          ---------------
     Company has not received written notice that any customer, supplier, distributor or sales representative intends to cancel, terminate or otherwise modify its relationship with the Company or any of its Subsidiaries, which action would reasonably be expected to have a Material Adverse Effect on the Company.

          (z)  No Alternative Transactions.  The Company is not a party to or
               ---------------------------
     otherwise bound by any agreement with respect to an Acquisition Proposal.

          (aa) Change of Control.  Except as set forth on Schedule 5.1(aa), the
               -----------------                          ----------------
     transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights or create any other detriment under the terms, conditions or provisions of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

          (bb) Government Contracts.
               --------------------

               (i)   Schedule 5.1(bb)(i) sets forth all of the following types
                     -------------------
          of contracts and other agreements (whether written or oral, express or implied) to which the Company (or any of its Subsidiaries) is now a party, or in which the Company (or any of its Subsidiaries), or predecessor in interest, was a party within the past six years:

                     (1) contracts with an agency of the United States
               Government or a foreign government (the "Direct Contracts") with
                                                        ----------------
               a value in excess of $50,000;

                     (2) contracts with a nongovernmental entity in support of a contract with an agency of the United States Government or a foreign government (the "Subcontracts") with a value in excess of
                                        ------------
               $50,000;

                     (3) Direct Contracts or Subcontracts in which the Company
               was subject to the requirements of the Truth in Negotiations Act ("TINA"), 10 U.S.C. (S) 2306(f), or claimed an exemption from TINA based upon any reason other than adequate price competition;

                     (4) Direct Contracts or Subcontracts in which the Company
               applied for payments based upon representations of cost incurred; and

                     (5) Direct Contacts or Subcontracts in which the Company
               agreed to provide "most favored" or other preferential treatment with regard to prices.

               (ii)  Schedule 5.1(bb)(ii) identifies by date and, where
                     --------------------
          applicable, audit or investigation number, all audits, investigations, and reviews conducted by any governmental entity of the Company's operations, including compliance with or performance of Direct Contracts and Subcontracts.

               (iii) With respect to Direct Contracts and Subcontracts, the Company warrants that, except as noted in Schedule 5.1(bb)(iii):
                                                    ---------------------

                      (1) the Company and its Subsidiaries have complied with
               all material terms and requirements of its and their Direct Contracts and Subcontracts including, but not limited to, provisions regarding compliance with product specifications, product testing requirements, performance requirements, foreign content restrictions, certifications and representations, and pricing; and

                      (2) all cost or pricing data or information submitted in
               support of the negotiation of Direct Contracts and Subcontracts, or in support of the negotiation of modifications of Direct Contracts or Subcontracts, or in support of request for payments thereunder, was, at the time of the submission, current, accurate and complete.

     5.2  Representations and Warranties of Parent and Merger Sub.  Parent and
          -------------------------------------------------------
Merger Sub hereby represent and warrant to the Company that the statements contained in this Section 5.2 are true and correct, except to the extent
                  -----------
specifically set forth on the disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"). The Parent Disclosure
                     --------------------------
Schedule shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 5.2, and the disclosure
                                                 -----------
in any paragraph shall qualify only the corresponding paragraph in this Section
                                                                        -------
5.2 or other paragraphs or sections to which it is clearly apparent (from a
---
plain reading of the disclosure) that such disclosure relates.

          (a) Organization, Qualification and Corporate Power.  Parent is a
              -----------------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on Parent.

          (b) Capitalization.  As of January 31, 2001, the authorized capital
              --------------
     stock of Parent consists of (i) 4,200,000,000 shares of common stock, $3.00 par value per share (the "Parent Common Stock"), of which 2,192,725,028
                               -------------------
     shares were issued and outstanding and (ii) 500,000 shares of preferred stock, $100 par value per share, issuable in series, none of which are issued or outstanding and 250,000 of which have been designated as Junior Participating Preferred Stock, Series B, and reserved for issuance upon the exercise of the rights (the "Parent Rights") granted to holders of Parent
                                  -------------
     Common Stock pursuant to the Rights Agreement, dated as of November 5, 1998, between Parent and Harris Trust and Savings Bank, as Rights Agent (the "Parent Rights Agreement"). All of the outstanding shares of capital
           -----------------------
     stock of Parent are, and when Parent Shares are issued in the Merger or upon exercise of stock options converted in the Merger pursuant to Section
                                                                        -------
     4.1 such shares will be, duly authorized, validly issued, fully paid and
     ---
     nonassessable and free of any preemptive rights.

          (c)  Authority; No Conflicts.
               ------------------------

               (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Parent and Merger Sub and by Parent as sole Stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms.

               (ii) The execution, delivery and performance of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets, or result in any adverse change in the rights or obligations of Parent or Merger Sub, pursuant to: (A) any provision of the charter or bylaws of Parent or Merger Sub or (B) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c)(iii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan (or any grant or award made pursuant thereto) or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets.

               (iii) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report, or other filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by the Parent or the Merger Sub of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Exchange Act, (B) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (C) rules and regulations of the NYSE, and (D) antitrust or other competition laws of any applicable jurisdictions, including without limitation, requirements, if any, arising out of the HSR Act and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub or impair or delay the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. Notwithstanding the foregoing, Parent or Merger Sub will use its reasonable best efforts to obtain all the consents required to consummate the transactions contemplated hereby.

          (d)  SEC Reports and Financial Statements.
               ------------------------------------

               (i) Since January 1, 1998, Parent has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "Parent SEC Reports"). The Parent SEC Reports, as of
                        ------------------
          their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), did not, and any Parent SEC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated (or incorporated by reference) therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included or to be included in, or incorporated by reference into, the Parent SEC Reports present or will present fairly, in all material respects, the financial position and results of operations and cash flows of Parent as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and will not be material in amount. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report filed prior to the date hereof), complied in all respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (as in effect on the dates on which such Parent SEC Reports were filed).

               (ii) Except as set forth in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the Ordinary Course of Business since September 30, 2000 (none of which has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent), Parent does not have any undisclosed liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Parent or which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

               (iii) Parent has delivered to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to all agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Exchange Act.

          (e)  S-4 Registration Statement and Proxy Statement/Prospectus.  None
              ---------------------------------------------------------
    of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, Merger Sub or any of their respective Affiliates, officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, Parent shall promptly inform the Company, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The S-4 Registration Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.2(e),
                                                                 -------------
    no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the S-4 Registration Statement or the Proxy Statement based on information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference therein.

          (f)  Events Subsequent.  Since September 30, 2000 to the date hereof,
               -----------------
     there has not been any Material Adverse Effect with respect to Parent.

          (g)  Litigation.  There is no litigation, arbitration, claim, suit,
               ----------
     action, investigation or proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent, Merger Sub or any of their respective properties or assets, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or Merger Sub which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (h)  Brokers.  Other than to Goldman, Sachs & Co., neither Parent nor
               -------
     Merger Sub has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (i)  Ownership of Merger Sub; No Prior Activities.
               --------------------------------------------

               (i) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

               (ii) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

               (iii) As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliates, any obligations or Liabilities or engaged in any business activities of any type whatsoever or entered into any agreements or arrangements with any Person.

                                  ARTICLE VI
                      ADDITIONAL COVENANTS AND AGREEMENTS
                      -----------------------------------

     6.1  Conduct of Business of the Company.
          ----------------------------------

          (a) The Company covenants and agrees that, during the period from the date of this Agreement to the Effective Time (unless the Parties shall otherwise agree in writing and except as otherwise contemplated by this Agreement) it will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, use its reasonable best efforts to keep available the service of its current officers and employees and preserve its relationships with customers, key technology suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time.

          (b) Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to, and to the extent permissible under applicable antitrust law, without the prior written consent of Parent:

               (i) accelerate, amend or change the period of exercisability or vesting of any outstanding options or other rights granted under any stock option plan, reprice options granted under any stock option plan or authorize cash payments in exchange for any options or other rights granted under any of such plans, as the case may be, except to the extent required under any stock option plan or any individual agreement as in effect on the date hereof;

               (ii) except for shares to be issued upon exercise of outstanding options issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

               (iii) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Company Shares);

               (iv) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such;

               (v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger as provided for herein);

               (vi) adopt any amendments to its certificate of incorporation or bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries;

               (vii) make any acquisition, by means of merger, consolidation or otherwise, or dispositions, of assets or securities (except for acquisitions or dispositions in the Ordinary Course of Business, none of which are acquisitions or dispositions of businesses);

               (viii) other than in the Ordinary Course of Business, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

               (ix) make or revoke any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes (except for Tax elections which are consistent with prior such elections (in past years));

               (x) incur any material liability for Taxes other than in the Ordinary Course of Business;

               (xi) incur or commit to incur any capital expenditures in excess of $50,000 for any individual expenditure and $150,000 in the aggregate per calendar month;

               (xii) enter into any contract not consistent with past practices of the Company and its Subsidiaries; provided that any contracts entered into with any Governmental Entity shall, to the extent permissible under antitrust law, require the prior written consent of Parent to ensure compliance with all applicable laws and regulations, including but not limited to the Federal Acquisition Regulations;

               (xiii) enter into any strategic alliance or joint marketing arrangement or agreement other than routine alliances, arrangements or agreements;

               (xiv) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction in the Ordinary Course of Business;

               (xv) except as required by this Agreement or as required to be held in accordance with a valid stockholder request, call or hold any meeting of stockholders of the Company;

               (xvi) transfer or license to any Person or entity or otherwise extend, amend or modify any Company Intellectual Property other than in the Ordinary Course of Business;

               (xvii) make any change to accounting policies or procedures, except as may be required by GAAP or applicable law;

               (xviii) take any action (other than pursuant to this Agreement) to cause the Company Shares not to be listed on the Nasdaq;

               (xix) take any action to render inapplicable, or to exempt any third party from, any statute referred to in Section 5.1(c)(iii); or
                                                       -------------------

               (xx) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (c) Between the date hereof and the Effective Time, the Company shall not and shall procure that its Subsidiaries shall not (without the prior written consent of Parent) (A) except for normal increases in the Ordinary Course of Business that, in the aggregate, are not inconsistent with customary historical anniversary increases, but in no event shall be greater than 5% per individual, or as required by the terms of any contract disclosed pursuant to this Agreement, increase the compensation or remuneration, bonus or other benefits payable or provided or to become payable or to be provided to any director, officer, other employee or independent contractor; (B) except as required to comply with applicable law, pay or agree to pay any pension, retirement allowance or other payment or employee benefit not provided for by (or in a manner or at a time not provided in) any of the existing benefit, severance (including early retirement and redundancy), pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present; (C) enter into any new or amend any existing employment or severance (including early retirement and redundancy) agreement with or for the benefit of any such director, officer, employee or independent contractor; (D) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance (including early retirement and redundancy) plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend, terminate or change the terms of such plans or agreements or any funding policies or assumptions for any such plan or arrangement in existence on the date hereof if such amendment, termination or change would have the effect of enhancing any benefits thereunder or increasing the cost thereof to the Company or any Subsidiary, as the case may be, or (E) increase the total head count of the Company and its Subsidiaries in an amount greater than an increase in the Ordinary Course of Business.

          (d) Between the date hereof and the Effective Time, the Company will use commercially reasonable best efforts to maintain in full force and effect all of its and its Subsidiaries presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

     6.2  No Solicitation.
          ---------------

          (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Proposal.

          (b) From and after the date hereof, without the prior written consent of Parent, the Company will not, will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause all of its and their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to,
                                                  --------------
     directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person (a "Third
                                                                        -----
     Party"), or engage in any discussion or negotiations relating thereto or
     -----
     accept any Acquisition Proposal.

          (c) Notwithstanding the provisions of paragraph (b) above, (i) the Company may, in response to an unsolicited written offer or proposal with respect to a potential or proposed Acquisition Proposal engage in negotiations or discussions with, or provide information or data to, any Third Party relating to any Acquisition Proposal if (i) the Acquisition Proposal is a Superior Proposal and (ii) the Company's Board of Directors determines in good faith, after consultation with outside legal counsel to the Company, that such action is required to comply with its fiduciary duties under applicable law. Any information furnished to any Third Party in connection with any Company Acquisition Proposal shall be provided pursuant to a confidentiality and standstill agreement on customary terms (including prohibitions on unsolicited tender offers, acquisitions of equity interests in the Company, proposals to acquire stock or assets, formation of Section 13(d) groups, public requests for release from the standstill, actions that would require the Company to make a public announcement and engaging in proxy contests). Subject to all of the foregoing requirements, the Company will (x) immediately notify Parent orally and in writing if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Third Party with respect to any Acquisition Proposal or which could lead to an Acquisition Proposal, (y) immediately notify Parent of all material terms of any Acquisition Proposal, including the identity of the Third Party making the Acquisition Proposal or the request for information, if known, and including with such notice any documentation relating to such Acquisition Proposal, and (z) thereafter shall inform Parent on a timely, ongoing basis of the status and content of any discussions or negotiations with a Third Party, including immediately reporting any changes to the terms and conditions of the Acquisition Proposal, including with such notice any documentation relating to such Acquisition Proposal.

          (d) In the event the Board of Directors of the Company has determined that any Acquisition Proposal constitutes a Superior Proposal, (i) the Company shall promptly notify Parent thereof and (ii) for a period of five business days after delivery of such notice, the Company and its Representatives, if requested by Parent, shall negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms. After such five business day period, the Board of Directors of the Company may then (and only then) withdraw or modify its approval or recommendation of the Merger and this Agreement and recommend such Superior Proposal.

          (e) The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal or who the Company or any of its Representatives have had discussions with regarding a proposed, potential or contemplated Company Acquisition Transaction unless the Company's Board of Directors shall conclude, in good faith, that such action will lead to a Superior Proposal and that, after receiving advice from outside legal counsel to the Company, such action is required for the Board of Directors to comply with its fiduciary duties under applicable law.

          (f)  For purposes of this Agreement:

               (i) "Acquisition Proposal" shall mean, with respect to the
                    --------------------
          Company, any bona fide inquiry, proposal or offer from any Third Party relating to any (A) direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the capital stock of the Company, or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries.

              (ii)   Each of the transactions referred to in clauses (A) through
          (D) of the definition of Acquisition Proposal, other than any such transaction to which Parent or any of its Subsidiaries is a party, is referred to herein as a "Company Acquisition Transaction."
                                   -------------------------------

              (iii)  "Superior Proposal" means any bona fide written offer made
                      -----------------
          by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the Common Shares then outstanding or all or substantially all the assets of the Company (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the offer deemed relevant by such Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the party making such proposal to obtain financing for such offer) are materially more favorable from a financial point of view to its stockholders than the Merger; and (ii) that constitutes a transaction that, in such Board of Directors' judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

          (g) Except as expressly permitted by Section 6.2(d), neither the Board
                                               --------------
     of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or Company Acquisition Transaction. Nothing contained in this Section 6.2 shall prohibit the
                                             -----------
     Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

     6.3  Company Stockholders Meeting.  The Company shall take all action
          ----------------------------
necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene, and will convene, a meeting of its stockholders (the

"Company Stockholder Meeting") as promptly as practicable to consider and vote
----------------------------
upon the approval of the Merger.  Subject only to Section 6.2(d), the Board of
                                                  --------------
Directors of the Company
shall recommend and shall declare advisable such approval (the "Company
                                                                -------
Stockholder Approval"). Unless the Board of Directors of the Company has
--------------------
withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

     6.4  Registration Statement; Proxy Statement.  Parent will, as promptly as
          --------------------------------------
practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy statement/prospectus, in
      --------------------------
connection with the registration under the Securities Act of the issuance of the Parent Shares upon conversion of the Company Shares and the other transactions contemplated hereby. The Company and Parent will, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is herein called the "Proxy Statement"). The Company
                                              ---------------
and Parent will, and will cause their accountants and lawyers to, use their reasonable best efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date and will coordinate and cooperate with Parent with respect to the timing of the Company Stockholder Meeting and will use its reasonable best efforts to hold the Company Stockholder Meeting as soon as practicable after the date hereof. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

     6.5  Listing Application.  Parent shall as soon as practicable prepare and
          -------------------
submit to the NYSE a listing application with respect to the Parent Shares issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares on such exchange, subject to official notice of issuance.

     6.6  Access to Information.  Upon reasonable notice, the Company shall (and
          ---------------------
shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent (the "Authorized
                                                                 ----------
Representatives") reasonable access, during normal business hours throughout the
---------------
period prior to the Effective Time, to its properties, assets, books and records and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Authorized Representatives all information concerning their business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this Section 6.6 shall
                                                           -----------
affect or be deemed to modify any of the representations or warranties made by the Company. The Company acknowledges that Parent may request full and complete access and cooperation of the Company and its personnel for additional due diligence with regards to Direct Contracts and Subcontracts of the Company, and agrees to provide any support and to take any actions reasonably requested by Parent in this regard. Parent agrees to treat (and cause its Authorized Representatives to treat) any and all information provided pursuant to this
Section 6.6 in strict compliance with the terms of that certain Non-Disclosure
-----------
Agreement, entered by and between the Company and Parent, dated September 22, 1999 (the "Non-Disclosure Agreement").
           ------------------------

     6.7  Publicity.  The Parties agree that they will consult with each other
          ---------
concerning any proposed press release or public announcement pertaining to this Agreement or the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with Parent or the Company, as applicable, before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event the Board of Directors of the Company withdraws its recommendation of this Agreement in compliance herewith, neither Party will be required to consult with or obtain the agreement of the other in connection with any press release or public announcement.

     6.8  Indemnification of Directors and Officers.  Parent shall cause to be
          -----------------------------------------
maintained in effect for a period of six years after the Effective Time, the current provisions regarding indemnification of current or former officers and directors (each an "Indemnified Party") contained in the certificate of
                    -----------------
incorporation and bylaws of the Company and in any agreements between an Indemnified Party and the Company, provided that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims; and for a period of three years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least substantially the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time. Parent shall not be obligated to pay annual premiums to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage
                                  ---------------
cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents that the Maximum Premium is $35,000. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

     6.9  Affiliates.  Not less than 45 days prior to the Effective Time, the
          ----------
Company shall deliver to Parent a letter identifying all persons who may be deemed at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Company Affiliates"), and such list shall be updated as
                 ------------------
necessary to reflect changes from the date thereof. The Company shall use reasonable best efforts to cause each Person identified on such list to deliver to Parent not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit C hereto (a "Company Affiliate
                                                           -----------------
Agreement").
---------

     6.10 Representations and Warranties.  Each of the Company and Parent shall
          ------------------------------
give prompt notice to the other of any circumstances that would cause any of their respective representations and warranties set forth in Section 5.1 or 5.2,
                                                             -----------    ---
as the case may be, not to be true and correct in all material respects at and as of the Effective Time; provided, that delivery of such notice shall not cure or be deemed to cure any breach of a representation or warranty.

     6.11 Filings; Reasonable Best Efforts to Consummate Transactions.  Subject
          -----------------------------------------------------------
to the terms and conditions herein provided, the Parties shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act or any other antitrust or competition laws of any applicable jurisdiction, the Securities Act, the Exchange Act, and any other applicable law with respect to this Agreement and the transactions contemplated hereby; (b) cooperate in the preparation of such filings or submissions; and (c) use their reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

     6.12 Tax-Free Reorganization Treatment.  Prior to the Effective Time, the
          ---------------------------------
Parties shall use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and to obtain the opinions of their respective counsels or special tax advisors, as the case may be, dated as of the Closing Date contemplated by Sections 7.2(f) and
                                                          ---------------
7.3(f) and shall not knowingly take or fail to take any action which action or
------
failure to act would jeopardize the qualification of the Merger as a reorganization within Section 368 of the Code.

     6.13 Termination of 401(k) Plan.  The Company shall, prior to the Closing,
          --------------------------
adopt a resolution of its Board of Directors terminating the Company 401(k) Plan (the form and substance of such resolution shall be subject to review and approval by Parent).

     6.14 Employee Benefits.  Except as provided in Section 4.1(e), Parent shall
          -----------------                         --------------
cause the Surviving Corporation to assume and honor, in accordance with their terms, all written employment, retention and termination agreements applicable to employees of the Company and provided to Parent prior to the date of this Agreement or described on the

Company SEC Reports, subject to any amendments and modifications contemplated by this Agreement. Prior to the Closing, the Company will provide Parent with a written confirmation from the trustee under the Trust Deed of the LSI Employee Share Trust that, from and after the Effective Time, the trustee will permit the Parent Shares then held by it to be used to satisfy the exercise of the Eagle Trust Options that will have been converted into options to purchase Parent Shares pursuant to Section 4.1(e)(iii). Notwithstanding the foregoing, except as
                   -------------------
provided in this Agreement, nothing shall in any way limit or restrict the ability of Parent or the Surviving Corporation following the Effective Time to modify, amend or terminate any Employee Benefit Plan or non-U.S. benefit plans, in accordance with its terms. Nothing contained herein shall limit or restrict the ability of Parent to terminate the employment of any employee.

     6.15 Accountant's Comfort Letters.
          ----------------------------

          (a) The Company shall use reasonable best efforts to cause Arthur Andersen & Co., the Company's independent public accountants, to deliver to Parent two letters, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4.

          (b) Parent shall use reasonable best efforts to cause KPMG LLP ("KPMG"), the Parent's independent public accountants, to deliver to the
       ----
     Company two letters, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4.

     6.16 U.K. Matters.
          ------------

          (a) The Company shall cause each Subsidiary to ensure that, prior to Closing, (i) all statutory books, books of account and other records of whatsoever kind (the "Company Records") of each Subsidiary are up-to-date
                           ---------------
     and maintained in accordance with all applicable legal requirements and contain complete and accurate records of all matters required to be dealt with in the Company Records, (ii) all Company Records and all other documents of title and copies of all subsisting agreements to which any Subsidiary is a party which are the property of such Subsidiary or ought to be in its possession, are in its possession (or under its control), and
     (iii) all accounts, documents and returns required by law to be delivered or made to the Registrar of Companies in England (or equivalent in any other jurisdiction in which a Subsidiary is incorporated) or any other authority have been duly and correctly delivered or made, in each case so that by Closing no notice or allegation that any Company Record is incorrect or should be rectified is capable of being served by any Person on any Subsidiary.

          (b) Prior to Closing, the Company shall take all necessary action to commence the dissolution of each Subsidiary incorporated in the U.K. apart from the U.K. Subsidiary (the "Dormant Subsidiaries") in accordance with
                                    --------------------
     section 652 of the Companies Act 1985, and the Company shall ensure that all necessary steps, filings or actions of whatsoever nature required to be taken under the applicable legislation are promptly taken by each Dormant Subsidiary and its directors and officers; provided that in the event that it is not possible to dissolve all or any of the Dormant Subsidiaries pursuant to section 652 of the Companies Act 1985, the Company shall ensure that it and each such Dormant Subsidiary takes all necessary action to commence the winding up or dissolution of such Dormant Subsidiary as otherwise permitted under the applicable laws of England and Wales.

     6.17 Bonuses.  The Company shall pay, or shall cause its Subsidiaries to
          -------
pay, prior to Closing, all accrued bonuses earned for all fiscal years ended prior to fiscal year 2001.

                                  ARTICLE VII

                                   CONDITIONS
                                   ----------

     7.1  Conditions to Each Party's Obligations.  The respective obligations of
          --------------------------------------
each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

          (a) this Agreement and the Merger shall have received the Company Stockholder Approval;

          (b) the S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect;

          (c) no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect which (i) has the effect of making the consummation of the Merger or the other transaction contemplated hereby illegal, (ii) materially restricts, prevents or prohibits consummation of the Merger or any of the transactions contemplated hereby or (iii) would impair the ability of Parent to own the outstanding shares of the Surviving Corporation, or operate its or any of its Subsidiaries' businesses (including the businesses of the Surviving Corporation or any of its Subsidiaries), following the Effective Time (collectively, "Restraints"); and there shall not be pending any suit, action or
      ----------
     proceeding by any Governmental Entity or third party which would have any of the foregoing effects; provided, however, that each of the Parties shall have used their reasonable best efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

          (d) the waiting period(s) under the HSR Act or antitrust or competition laws of any applicable jurisdiction, if applicable, shall have expired; and

          (e) the Parent Shares to be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     7.2  Additional Conditions to the Obligations of the Company.  The
          -------------------------------------------------------
obligations of the Company to consummate the Merger also are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a)  the representations and warranties of Parent set forth in Section
                                                                         -------
     5.2 that are qualified as to materiality or Material Adverse Effect shall
     ---
     be true and correct, and such representations and warranties that are not so qualified shall be true and correct, except where any such failure to be true and correct would not individually or in the aggregate result in a Material Adverse Effect to Parent, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case
     (i) except as permitted or contemplated by this Agreement and (ii) except for changes or developments in the general economic conditions or other factors that are not unique to Parent, its Subsidiaries or other Persons engaged in substantially the same business as Parent and its Subsidiaries;

          (b) Parent and its Subsidiaries shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) Parent shall have delivered to the Company a certificate of any senior executive officer of Parent to the effect that each of the conditions specified in clauses (a), (b) and (d) of this Section 7.2 is
                                                              -----------
     satisfied;

          (d) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on Parent;

          (e) Parent shall have obtained all consents, approvals, releases or authorizations ("Consents") from, and Parent shall have made all filings
                      --------
     and registrations ("Filings") to or with, any Person, including without
                         -------
     limitation any Governmental Entity, necessary to be obtained or made in order for the Company to consummate the Merger, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

          (f) the Company shall have received an opinion of Hallett & Perrin, P.C., counsel to the Company, in form and substance reasonably acceptable to the Company, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts at the Effective Time, to the effect that for federal income tax purposes (1) the Merger will be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (2) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (3) no gain or loss will be recognized by the holders of Company Shares who exchange their Company Shares for Parent Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest), dated the date of the Effective Time. In rendering such opinion, counsel may require and rely upon factual representations contained in certificates of officers of Parent, the Company, Merger Sub and certain stockholders of Parent and the Company; and

          (g) Parent shall have received the accountant's letter contemplated by Section 6.15 to be received by it.
   ------------

     7.3  Additional Conditions to the Obligations of Parent.  The obligations
          --------------------------------------------------
of Parent to consummate the Merger also are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

          (a)  the representations and warranties of the Company set forth in
     Section 5.1 that are qualified as to materiality or Material Adverse Effect
     -----------
     shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct, except where any such failure to be true and correct would not individually or in the aggregate result in a Material Adverse Effect to the Company, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case
     (i) except as permitted or contemplated by this Agreement, (ii) except for changes or developments in the general economic conditions or other factors that are not unique to the Company, its Subsidiaries or other Persons engaged in substantially the same business as the Company and its Subsidiaries, and (iii) except for the loss by the Company or any of its Subsidiaries of any of its or their customers as a result of the announcement or other proper disclosure of this Agreement or the transactions contemplated hereby;

          (b) the Company and its Subsidiaries shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) the Company shall have delivered to Parent a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in clauses (a), (b) and (d) of this Section 7.3
                                                                     -----------
     is satisfied;

          (d) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on the Company;

          (e) the Company shall have obtained all Consents from, and the Company shall have made all Filings to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Parent to consummate the Merger or issue Parent Shares thereto, as applicable, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, have a Material Adverse Effect on Parent;

          (f) Parent shall have received an opinion of KPMG, special tax advisors to Parent, in form and substance reasonably acceptable to Parent, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts at the Effective Time, to the effect that for federal income tax purposes (1) the Merger will be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (2) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (3) no gain or loss will be recognized by the holders of Company Shares who exchange their Company Shares for Parent Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest), dated the date of the Effective Time. In rendering such opinion, special tax advisor may require and rely upon factual representations contained in certificates of officers of Parent, the Company, Merger Sub and certain stockholders of Parent and the Company;

          (g) Parent shall have received the accountant's letter contemplated by Section 6.16 to be received by it;
        ------------

          (h) each of the parties to the Voting Agreement other than Parent shall have complied in all material respects with all agreements and covenants under the Voting Agreement required to be performed by it on or before the Effective Time, unless the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and

          (i) The Company shall have obtained and provided to Parent the signed consent of each holder of an option under the Directors' Stock Option Plan to the exercise, pay-out and cancellation of all of his or her options under the Directors' Stock Option Plan, as described in Section 4.1(e)(ii),
                                                             ------------------
     and the Board of Directors of the Company shall have taken the actions required by it pursuant to Section 4.1(e)(i) and (ii).
                                -----------------     ----

                                  ARTICLE VIII
                                  TERMINATION
                                  -----------

     8.1  Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, before or after gaining Company Stockholder Approval, by the mutual written consent of the Company and Parent.

     8.2  Termination by either the Company or Parent.  This Agreement may be
          -------------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after gaining Company Stockholder Approval, by action of the Board of Directors of the Company or any senior executive officer of Parent if:

          (a) the Merger shall not have been consummated by December 31, 2001 (the "Outside Date"); provided, however, that the right to terminate this
           ------------
     Agreement under this Section 8.2(a) shall not be available to any Party
                          --------------
     whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (b) if any Restraint shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.2(b) shall not be available to any Party who
                          --------------
     fails to use reasonable best efforts to remove such Restraint before it becomes final and nonappealable; or

          (c) at the Company's Stockholders Meeting (including any adjournments thereof), the Company Stockholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement under this
     Section 8.2(c) shall not be available to the Company if it has not complied
     --------------
     with its obligations under Sections 6.2 or 6.3.
                                ------------    ---

     8.3  Termination by the Company.  This Agreement may be terminated upon
          --------------------------
written notice to Parent, and the Merger may be abandoned, at any time prior to the Effective Time, before or after the approval by holders of the Company Shares, by action of the Board of Directors of the Company, if:

          (a) Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that (i) the condition set forth in
     Section 7.2(a) or (b) would not be satisfied as of the time of such breach
     --------------    ---
     or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within thirty (30) business days following receipt by Parent of notice of such breach or failure to comply; or

          (b)  Subject to the other provisions of this Section 8.3(b), (A) the
                                                       --------------
     Company's Board of Directors so determines in its sole discretion by a majority vote, at any time during the 24-hour period commencing at the close of trading on the NYSE on the Determination Date, if the Parent Market Price is less than $20.77 and (B) the Company gives Parent written notice of its intention to terminate this Agreement (the "Termination Notice") within the
                                                 ------------------
     aforementioned 24-hour period, provided that the Company may withdraw the Termination Notice at any time within the aforementioned 24-hour period. Notwithstanding the foregoing, no right of termination shall arise under this Section 8.3(b) if Parent shall have given written notice to the
          --------------
     Company at any time within 24 hours of its receipt of the Termination Notice that Parent elects to adjust the Exchange Ratio to a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is $8.20, and the denominator of which is the Parent Market Price. If Parent makes an election contemplated by the preceding sentence, subject to the limitations therein, and so notifies the Company within such 24-hour period, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(b) and this Agreement shall remain in effect
                      --------------
     in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to Exchange Ratio shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.3(b).
          --------------

     8.4  Termination by Parent.  This Agreement may be terminated upon written
          ---------------------
notice to the Company, and the Merger may be abandoned, at any time prior to the Effective Time, by action of any senior executive officer of Parent, if:

          (a) the Company shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that (i) the condition set forth in
     Section 7.3(a) or (b) would not be satisfied as of the time of such breach
     --------------    ---
     or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within thirty (30) business days following receipt by the breaching Party of notice of such breach or failure to comply; or

          (b) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of approval to the Merger and this Agreement, (iii) the Board of Directors of the Company or any committee thereof shall have recommended any Acquisition Proposal to the Company's stockholders, (iv) the Company or any of its officers or directors shall have entered into discussions or negotiations in violation of Section 6.2, unless such violation is (x) inadvertent or
                     -----------
     unintentional and (y) does not adversely affect the consummation of the transaction contemplated by this Agreement, (v) the Company shall enter into an agreement to consummate a Company Acquisition Transaction, (vi) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing or (vii) any Company Acquisition Transaction is consummated.

     8.5  Effect of Termination; Termination Fee.
          --------------------------------------

          (a) In the event of termination of this Agreement by either Parent or the Company as provided in this Article VIII, this Agreement shall
                                     ------------
     forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective Affiliates, officers, directors or stockholders except (w) as set forth in this Section 8.5 (x) with respect
                                                  -----------
     to the treatment of confidential information pursuant to Section 6.6 and
                                                              -----------
     the payment of expenses pursuant to Section 9.1, (y) to the extent that
                                         -----------
     such termination results from the willful breach of a Party of any of its representations or warranties, or any of its covenants or agreements or (z) with respect to intentional or knowing misrepresentation in connection with this Agreement or the transactions contemplated hereby.

          (b)  In the event that either

               (i)  this Agreement is terminated by Parent pursuant to Section
                                                                       -------
          8.4(b), or
          ------

               (ii) any Person shall have made or announced an intention to make an Acquisition Proposal, and thereafter (A) this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(a)
                                                                 --------------
          or pursuant to Section 8.2(c); and (B) the Company enters into an
                         --------------
          agreement to consummate, or consummates, a Company Acquisition Transaction during the twelve (12) month period subsequent to any such termination,

     then the Company shall pay Parent a fee (the "Termination Fee") equal to
                                                   ---------------
     the lesser of (A) $6,435,000 or (B) 3.9% of the amount calculated by multiplying 6,500,000 by the average daily closing price per share of Parent Common Stock as reported on the NYSE Composite Tape for the twenty
     (20) trading days ending on and including the date on which this Agreement was terminated in the manner described in clauses (i) or (ii) of this paragraph (b), as applicable. The Termination Fee shall be payable by wire transfer of immediately available funds (x) in the case of clause (i) of this paragraph (b), upon such termination, or (y) in the case of clause
     (ii) of this paragraph (b), upon the earlier of the execution of an agreement to consummate a Company Acquisition Transaction or the consummation of a Company Acquisition Transaction. If the Company is required to pay the Termination Fee, the Company shall also reimburse Parent, promptly after being requested to do so by Parent, for all out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys, financial advisors, commercial banks, experts and consultants and fees and expenses otherwise allocated to the Parent pursuant to Section 9.1 (collectively the
                                                   -----------
     "Parent Expenses").  The Company acknowledges that the agreements contained
      ---------------
     in this Section 8.5(b) are an integral part of the
             --------------
     transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement, and accordingly, if the Company fails to pay the Termination Fee or the Parent Expenses when due pursuant to this Section 8.5(b), such amount shall be payable with
                          --------------
     interest at the prime rate plus 2% announced by Citibank, N.A. in effect from the date such payment was required to be made to the date of payment, and if in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the Termination Fee or the Parent Expenses, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

          (c) If this Agreement is terminated under circumstances in which Parent is entitled to receive the Termination Fee and the Parent Expenses, the payment of such Termination Fee and Parent Expenses shall be the sole and exclusive remedy available to Parent, except in the event of (x) a willful breach by the Company of any provision of this Agreement, or (y) the intentional or knowing misrepresentation in connection with this Agreement or the transactions contemplated hereby, in which event Parent shall have all rights, powers and remedies against the Company which may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL
                           -------------------------

     9.1  Payment of Expenses.  Whether or not the Merger shall be consummated,
          -------------------
each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay any and all property or transfer taxes imposed on the Surviving Corporation. The filing fee and the cost of printing the S-4 Registration Statement and the Proxy Statement and the filing fee for the required filing under the HSR Act shall be borne solely by Parent.

     9.2  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a willful breach of such representation or intentional or knowing misrepresentation formed the basis for such termination. This Section 9.2 shall not limit any covenant or agreement of
                        -----------
the Parties which by its terms contemplates performance after the Effective
Time.

     9.3  Modification or Amendment.  Subject to the applicable provisions of
          -------------------------
the DGCL, at any time prior to the Effective Time, the Parties hereto, by resolution of their respective Board of Directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties;

provided, however, that after the Company Stockholder Approval is obtained, no amendment which requires further stockholder approval shall be made without such approval of such stockholders.

     9.4  Waiver of Conditions.  The conditions to each of the Parties'
          --------------------
obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

     9.5  Counterparts.  For the convenience of the parties hereto, this
          ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.6  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     9.7  Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any Party to the other Parties shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

          (a)  if to Parent or Merger Sub, to:

               Motorola, Inc.
               1303 E. Algonquin Road
               Schaumburg, Illinois 60196
               Attention:  General Counsel
               Facsimile:  (847) 576-3750

               with a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attention:  Oscar A. David, Esq.
                           John L. MacCarthy, Esq.
               Facsimile: (312) 558-5700

          (b)  if to the Company, to:

               Blue Wave Systems Limited
               Loughborough Park
               Ashby Road, Loughborough
               Leicestershire, LE11 3NE
               England

               Attention:  Rob N. Shaddock, Chief Executive Officer
               Facsimile:  +44 (0) 1509 634450

               and:

               Blue Wave Systems Inc.
               2410 Luna Road
               Carrollton, Texas 75006
               Attention:  Don Crosbie, Chief Financial Officer
               Facsimile:  (972) 277-4671

               with a copy to:

               Hallett & Perrin, P.C.
               717 N. Harwood, Suite 1400
               Dallas, Texas  75201
               Attention:  Bruce H. Hallett, Esq.
                           Lance M. Hardenburg, Esq.
               Facsimile: (214) 953-3154

or to such other Persons or addresses as may be designated in writing by the Party to receive such notice.

     9.8  Entire Agreement; Assignment.  This Agreement, including the
          ----------------------------
Disclosure Schedules and the Exhibits attached hereto and the Non-Disclosure Agreement, (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise.

     9.9  Parties in Interest.  This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each Party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof,
                                                            ----------
is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.8 shall inure to the benefit
                                          -----------
of and be enforceable by the Indemnified Parties.

     9.10 Certain Definitions.  As used herein the following terms shall have
          -------------------
the following meanings and, unless the context otherwise requires, use of the singular form shall include the plural and any gender shall be deemed to include both genders:

          (a) "Affiliate" has the meaning set forth in Rule 12b-2 under the
               ---------
     Exchange Act.

          (b) "Basis" means any past or present fact, situation, circumstance,
               -----
     status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          (c) "Business Day" means any day on which banks are not required or
               ------------
     authorized to close in the City of New York.

          (d) "Company Financial Advisor" means Bear, Stearns & Co. Inc.
               -------------------------

          (e) "Company Intellectual Property" means (i) the Registered
               -----------------------------
     Intellectual Property; (ii) any and all other Intellectual Property that is owned by the Company or its Subsidiaries, including the Company Software and the Unregistered Intellectual Property; and (iii) any and all Intellectual Property of third parties that is exclusively licensed to the Company or any Subsidiary.

          (f) "Company Software" means all computer software, including all
               ----------------
     enhancements, versions, releases and updates of such computer software, developed by or for the Company or any of its Subsidiaries as of the Closing Date, and any other computer software regardless of the computer software's stage of development. Company Software includes all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded. For purposes of clarification, Company Software does not include computer software that is licensed under the Excluded Licenses.

          (g) "Control" with respect to any Person, means the possession, direct
               -------
     or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          (h) "Controlled Group" means the group of corporations, partnerships,
               ----------------
     trades and businesses described in Sections 414(b), (c) and (m) of the Code, of which the Company is a member before the Closing Date.

          (i) "Employee Benefit Plan" means any of the following arrangements
               ---------------------
     that is or was maintained or contributed to by the Company or any other member of the Controlled Group, to which the Company or another member of the Controlled Group has an obligation to contribute or under which the Company or any other member of the Controlled Group could reasonably be expected to have any Liability: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan;
     (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan or material fringe benefit plan or program;
     (e) any other policy, plan, program, arrangement or contract providing bonuses, stock, stock-based compensation, shares, share-based compensation, incentive or deferred compensation, or severance or supplemental retirement benefits; or (f) any employment or compensation agreements.

          (j) "Employee Pension Benefit Plan" has the meaning set forth in ERISA
               -----------------------------
     (S) 3(2).

          (k) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
               -----------------------------
     (S) 3(1).

          (l) "Environmental, Health, and Safety Requirements" shall mean all
               ----------------------------------------------
     federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

          (m) "ERISA" means the Employee Retirement Income Security Act of 1974,
               -----
     as amended, and all regulations promulgated thereunder, as in effect from time to time.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
     amended, and the rules and regulations promulgated thereunder.

          (o) "Excluded Licenses" means contracts, licenses, or other agreements
               -----------------
     currently in effect relating to any Intellectual Property that constitutes:
     (i) "shrink wrap" software; or (ii) third party software generally available to the public at a cost of less than Ten Thousand Dollars ($10,000).

          (p) "GAAP" means United States Generally Accepted Accounting
               ----
     Principles.

          (q) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
               -------
     of 1976, as amended.

          (r) "Intellectual Property" means any or all of the following and all
               ---------------------
     rights in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable and whether disclosed or undisclosed), disclosures on inventions, trade secrets, proprietary information, know-how, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks, and trademark and service mark registrations and applications therefor and all goodwill associated with the foregoing throughout the world; (vi) data bases and data collections and all rights therein throughout the world; (vii) all Web addresses, sites and domain names; (viii) computer software; (ix) any similar corresponding or equivalent rights to any one of the foregoing; and
     (x) all documentation directly related to any of the foregoing.

          (s) "IRS" means the Internal Revenue Service.
               ---

          (t) "Knowledge" as it is applied to the Company and its Subsidiaries
               ---------
     or Parent and its Subsidiaries means actual knowledge of the executive officers of the Company and the U.K. Subsidiary or Parent, respectively, as listed in the most recent Annual Report on Form 10-K of the Company or Parent, respectively.

          (u) "Law" means any federal, state, local or foreign law, statute,
               ---
     code, ordinance, rule or regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered, by a Governmental Entity.

          (v) "Liability" means any liability (whether known or unknown, whether
               ---------
     asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          (w) "Lien" means any lien (statutory or other), mortgage, pledge,
               ----
     hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

          (x) "Material Adverse Effect" shall mean, with respect to any Person,
               -----------------------
     any change, circumstance, event or effect that individually or in the aggregate with all other changes, circumstances, events or effects (i) is or is reasonably likely to be materially adverse to the business, properties, liabilities, operations, condition (financial or otherwise) or Prospects of such Person and its Subsidiaries taken as a whole or (ii) will, or would be reasonably likely to, prevent or materially impair such Person's ability to consummate the Merger or the other transactions contemplated by this Agreement.

          (y) "Ordinary Course of Business" means the ordinary course of
               ---------------------------
     business consistent with past custom and practice (including with respect to quantity and frequency).

          (z)  "Person" means any individual or corporation, company,
                ------
     partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

          (aa) "Prohibited Transaction" has the meaning set forth in ERISA (S)
                ----------------------
     406 and Code (S) 4975.

          (bb) "Prospects" means, with respect to any Person, the business or
                ---------
     financial prospects of such Person and its Subsidiaries, taken as a whole, or any such Person, but excluding (i) general economic conditions or other factors that are not unique to such Person, its Subsidiaries or other Persons engaged in substantially the same business as such Person and its Subsidiaries or (ii) the loss by the Company or any of its Subsidiaries of any of its or their customers as a result of the announcement or other proper disclosure of this Agreement or the transactions contemplated hereby.

          (cc) "Registered Intellectual Property" means all of the following
                --------------------------------
     items of Intellectual Property owned by the Company or any of its
     Subsidiaries: (i) United States and foreign patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trade identity and trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) all Web addresses, sites and domain names; and (vi) any other Intellectual Property that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government, or other public legal authority.

          (dd) "SEC" means the Securities and Exchange Commission.
                ---

          (ee) "Securities Act" means the Securities Act of 1933, as amended,
                --------------
     and the rules and regulations promulgated thereunder.

          (ff) "Security Interest" means any mortgage, pledge, lien,
                -----------------
     encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          (gg) "Software" means all computer software and subsequent versions
                --------
     thereof, including but not limited to, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, data, materials manuals, design notes and other items and documentation related thereto or associated therewith.

          (hh) "Subsidiary" means, with respect to any Person, any other Person
                ----------
     of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

          (ii) "Tax Return" means a report, return or other information
                ----------
     (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

          (jj) "U.K. Pension Scheme" means the group personal pension plan
                -------------------
     arranged with Equitable Life.

          (kk) "Unregistered Intellectual Property" means all Company
                ----------------------------------
     Intellectual Property, other than the Registered Intellectual Property and Company Software, that is relevant to conducting the business as now being conducted including: (i) disclosures on inventions; (ii) trade secrets, documented know-how, proprietary processes, and other documented proprietary information relevant to conducting the business of the Company;
     (iii) unregistered trademarks; and (iv) all unregistered Web addresses, sites and domain names.

     9.11 Obligations of Subsidiary.  Whenever this Agreement requires any
          -------------------------
Subsidiary of a Party to take any action, such requirement shall be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take such action.

     9.12 Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     9.13 Specific Performance.  The Parties hereto acknowledge that irreparable
          --------------------
damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

     9.14 Trial by Jury.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND
          -------------
UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE STOCK OPTION AGREEMENT, THE VOTING AGREEMENT, THE NON-DISCLOSURE AGREEMENT OR MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     9.15 Captions.  The Article, Section and paragraph captions herein are for
          --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first herein above written.

                              MOTOROLA, INC.


                              By:    /s/ Carl Koenemann
                                  ---------------------------
                                  Name:  Carl Koenemann
                                  Title: Vice President


                              EARTH ACQUISITION CORPORATION


                              By:    /s/ Carl Koenemann
                                  ----------------------------
                                  Name:  Carl Koenemann
                                  Title: Vice President


                              BLUE WAVE SYSTEMS INC.


                              By:    /s/ Rob N. Shaddock
                                  ----------------------------
                                  Name:  Rob N. Shaddock
                                  Title: Chief Executive Officer